EXHIBIT 10.27




================================================================================



                                CREDIT AGREEMENT



                                      among



                     ABLE TELCOM HOLDING CORP., as Borrower


                   NATIONSBANK, N.A., as Administrative Agent

                                       and


                               The Several Lenders
                        from Time to Time Parties Hereto

                               Dated June 11, 1998



================================================================================

                     TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

SECTION 1. DEFINITIONS .......................................................1
     1.1 Defined Terms .......................................................1
     1.2 Other Definitional Provisions ......................................26

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS ..................................27
     2.1 Revolving Credit Facility ..........................................27
     2.2 Procedure for Revolving Credit Borrowings ..........................28
     2.3 Repayment of Loans .................................................28

SECTION 3. LETTERS OF CREDIT ................................................29
     3.1 L/C Commitment .....................................................29
     3.2 Procedure for Issuance of Letters of Credit ........................29
     3.3 Letter of Credit Participations ....................................30
     3.4 Reimbursement Obligation of the Borrower ...........................31
     3.5 Obligations Absolute ...............................................32
     3.6 Letter of Credit Payments ..........................................32
     3.7 L/C Application ....................................................32

SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS ...........................33
     4.1  Interest Rates and Payment Dates ..................................33
     4.2  Optional and Mandatory Prepayments and Commitment Reductions ......33
     4.3  Fees ..............................................................35
     4.4  Computation of Interest and Fees ..................................36
     4.5  Conversion and Continuation Options ...............................36
     4.6  Minimum Amounts of Tranches .......................................37
     4.7  Inability to Determine Interest Rate ..............................37
     4.8  Treatment and Payments ............................................38
     4.9  Requirements of Law ...............................................39
     4.10 Taxes .............................................................40
     4.11 Indemnity .........................................................42
     4.12 Change of Lending Offce ...........................................43
     4.13 Replacement of Lenders under Certain Circumstances ................43

SECTION 5. REPRESENTATIONS AND WARRANTIES ...................................43
     5.1  Financial Condition ...............................................43
     5.2  Financial Statements/No Change ....................................45
     5.3  Existence; Compliance with Law ....................................45
     5.4  Power; Authorization; Enforceable Obligations .....................45
     5.5  No Legal Bar ......................................................46
     5.6  No Material Litigation ............................................46
     5.7  No Default ........................................................46

                                                                            PAGE
                                                                            ----

     5.8  Ownership of Property; Intellectual Property ......................46
     5.9  No Burdensome Restrictions ........................................47
     5.10 Taxes .............................................................47
     5.11 Federal Regulations ...............................................47
     5.12 ERISA .............................................................48
     5.13 Investment Company Act; Other Regulations .........................48
     5.14 Subsidiaries ......................................................48
     5.15 Purpose of Loans ..................................................48
     5.16 Certain Regulatory Matters ........................................49
     5.17 Environmental Matters .............................................49
     5.18 Security Documents ................................................50
     5.19 Solvency ..........................................................50
     5.20 Year 2000 Matters .................................................51

SECTION 6. CONDITIONS PRECEDENT .............................................51
     6.1  Conditions to Initial Loans .......................................51
     6.2  Conditions to Each Loan for a Subject Acquisition .................56
     6.3  Conditions to all Letters of Credit ...............................57
     6.4  Conditions to all Loans ...........................................58
     6.5  Conditions to Conversions or Continuations ........................58

SECTION 7. AFFIRMATIVE COVENANTS ............................................59
     7.1  Financial Statements ..............................................59
     7.2  Certificates; Other Information ...................................60
     7.3  Payment of Obligations ............................................61
     7.4  Conduct of Business and Maintenance of Existence, etc. ............61
     7.5  Maintenance of Property; Insurance ................................61
     7.6  Inspection of Property; Books and Records; Discussions ............62
     7.7  Notices ...........................................................62
     7.8  Environmental Laws ................................................63
     7.9  Collateral ........................................................63
     7.10 Compliance Certificates ...........................................64

SECTION 8. NEGATIVE COVENANTS ...............................................64
     8.1  Financial Covenants ...............................................64
     8.2  Limitation on Indebtedness ........................................65
     8.3  Limitation on Liens ...............................................66
     8.4  Limitation on Fundamental Changes .................................66
     8.5  Limitation on Sale of Assets ......................................66
     8.6  Limitation on Restricted Payments. ................................67
     8.7  Limitation on Issuances of Capital Securities. ....................67
     8.8  Limitation on Acquisitions, Investments, Loans and Advances .......67
     8.9  Limitation on Optional Payments of Indebtedness ...................68

                                                                            PAGE
                                                                            ----


     8.10  Limitation on Modifications of Certain Agreements ................69
     8.11  Limitation on Transactions with Affiliates .......................69
     8.12  Limitation on Sales and Leasebacks ...............................69
     8.13  Limitation on Changes in Fiscal Year .............................69
     8.14  Limitation on Negative Pledge Clauses ............................70
     8.15  Certain Intercompany Matters .....................................70
     8.16  Limitation on Restrictions on Subsidiary Distributions ...........70
     8.17  Limitation on Lines of Business ..................................71

SECTION 9. EVENTS OF DEFAULT ................................................71

SECTION 10. THE ADMINISTRATIVE AGENT ........................................74
     10.1  Appointment ......................................................74
     10.2  Delegation of Duties .............................................74
     10.3  Exculpatory Provisions ...........................................75
     10.4  Reliance by Administrative Agent .................................75
     10.5  Notice of Default ................................................75
     10.6  Non-Reliance on Administrative Agent and Other Lenders ...........76
     10.7  Indemnification ..................................................76
     10.8  Administrative Agent in Its Individual Capacity ..................77
     10.9  Successor Administrative Agent ...................................77

SECTION 11. MISCELLANEOUS ...................................................77
     11.1  Amendments and Waivers ...........................................77
     11.2  Notices ..........................................................78
     11.3  No Waiver; Cumulative Remedies ...................................79
     11.4  Survival of Representations and Warranties .......................80
     11.5  Payment of Expenses and Taxes ....................................80
     11.6  Successors and Assigns; Participations and Assignments ...........81
     11.7  Application of Proceeds after Default; Adjustments; Set-off ......83
     11.8  Counterparts; When Effective .....................................84
     11.9  Severability .....................................................85
     11.10 Integration ......................................................85
     11.11 Governing Law ....................................................85
     11.12 Submission To Jurisdiction; Waivers ..............................85
     11.13 Acknowledgments ..................................................86
     11.14 Confidentiality ..................................................86
     11.15 Waivers of Jury Trial ............................................87
     11.16 Maximum Interest Rate ............................................87

ANNEX l  Lender Commitments

EXHIBITS
--------

Exhibit A                Revolving Credit Note
Exhibit B                Assignment and Acceptance
Exhibit C                Compliance Certificate
Exhibit D                Guaranty Agreement
Exhibit E                Intercompany Note
Exhibit F                Notice of Borrowing
Exhibit G                Notice of Conversion/Continuation
Exhibit H                Notice of Letter of Credit Request
Exhibit I                Perfection Certificate
Exhibit J-1              Form of Pledge Agreement [Borrower]
Exhibit J-2              Form of Pledge Agreement [Subsidiary]
Exhibit K                Intentionally Deleted
Exhibit L-1              Form of Security Agreement [Borrower]
Exhibit L-2              Form of Security Agreement [Subsidiary]
Exhibit M                Intentionally Deleted
Exhibit N                Closing Certificate
Exhibit O                Opinion of Gunster, Yoakley, Valdes-Fauli & Stewart

SCHEDULES
---------

Schedule 1.1             Non-Restricted Subsidiaries
Schedule 5.1(a-1)        Additional Financial Statement Disclosure
Schedule 5.1(a-2)        Material Changes Since October 31, 1997
Schedule 5.1(b)          Pro Forma Financial Statements, Budgets and Projections
Schedule 5.6             Material Litigation
Schedule 5.14            Subsidiaries
Schedule 8.14            Agreements Containing Negative Pledges

         CREDIT AGREEMENT, dated June 11, 1998, among ABLE TELCOM HOLDING CORP., a Florida corporation (the "BORROWER"), the several lenders from time to time parties to this Credit Agreement (the "LENDERS") and NATIONSBANK, N.A., as Administrative Agent for the Lenders hereunder.

                                    RECITALS

         The Borrower and the subsidiaries of Borrower desire that the Lenders furnish the extensions of credit provided for herein, which the Borrower will use (a) to refinance existing indebtedness of the Borrower and the NationsBank Existing Credits (identified below), and (b) for general corporate purposes of the Borrower and the subsidiaries of Borrower, including, without limitation, working capital, capital expenditures and Subject Acquisitions (as such term is hereinafter defined).

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

                             SECTION 1. DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement, the following terms have the meanings assigned to them below:

                  "ABR": for any day, the rate per annum (rounded upwards, if necessary, to the next 1/lOOth of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day, plus 1/2 of 1%. For purposes hereof: "PRIME RATE" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its U.S. dollar prime commercial lending rate (which rate may or may not be the lowest rate of interest charged by the Administrative Agent); and "FEDERAL FUNDS RATE" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "ABR LOAN": any Loan that bears interest computed on the basis of the ABR.

                  "ACQUISITION CRITERIA": with respect to any proposed Subject Acquisition, the following criteria:


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


                           (a) no Default shall have occurred and be continuing
                  (i) on the date the acquisition agreements (including but not limited to option agreements and agreements to enter into option agreements) for such Subject Acquisition are executed and delivered by the Borrower, directly or indirectly through a Wholly Owned Subsidiary, or (ii) on the date the Subject Acquisition is consummated and, in each case, no Default would occur after giving effect to the consummation of such Subject Acquisition and the transactions contemplated thereby, including, without limitation, pro forma compliance with
                  Section 8.1;

                           (b) such Subject Acquisition (i) is the acquisition
                  of assets or rights to acquire or use assets (including pursuant to an option agreement) of a Person engaged in a Permitted Line of Business or (ii) is the acquisition of not less than 80% of the Capital Securities of a Person engaged in a Permitted Line of Business and, if such acquisition is for less than 100% of the Capital Securities of such Person, such acquisition, including the terms of the Capital Securities that are not acquired directly or indirectly by the Borrower or that are issued to other Persons in connection with such acquisition, shall be acceptable to the Administrative Agent;

                           (c) the operations of the enterprise constituting
                  such Subject Acquisition shall (i) have generated positive EBITDA for the period of twelve consecutive calendar months ending immediately prior to the date of the closing of the Subject Acquisition (the "TEST PERIOD") or (ii) have generated positive EBITDA on a pro forma basis as of the end of such test period after taking into account scheduled adjustments to EBITDA acceptable to the Administrative Agent; and

                           (d) if such Subject Acquisition is or is made
                  pursuant to an option agreement, such option agreement is on terms and conditions which are acceptable to the Administrative Agent.

                  "ADMINISTRATIVE AGENT": NationsBank of Texas, N.A. in its capacity as Administrative Agent for the Lenders pursuant to this Agreement and any successor Administrative Agent appointed pursuant to
         Section 10.9.

                  "AFFILIATE": of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. "Affiliate" shall be deemed to include, without limiting the application of the preceding sentence, any Person owning, directly or indirectly, 5% or more of the voting common stock of such Person and any relative of such Person and any trust in which such Person and such Person's relatives own beneficially a 10% or greater interest. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGREEMENT": this Credit Agreement, as amended, supplemented and otherwise modified from time to time, including, without limitation, all extensions, renewals, restatements, rearrangements and refundings hereof and increases of any Facility provided for herein.

                  "APPLICABLE MARGIN": with respect to each Loan at any date, the applicable percentage per annum set forth below based upon the Status on such date:

                                          APPLICABLE MARGIN
                                    -----------------------------
                       STATUS       EURODOLLAR LOANS    ABR LOANS
                      ----------    ----------------    ---------
                       Level I          1.250%            0.250%
                       Level II         1.500%            0.500%
                       Level III        1.750%            0.750%
                       Level IV         2.000%            1.000%

                  "ASSET SALE": any Disposition (whether in one transaction or a series of related transactions) by the Borrower or any Subsidiary, except for (a) Dispositions pursuant to Section 8.5(a),(b) or (c);(b) Dispositions in an amount less than or equal to [$1,000,000], PROVIDED that such Dispositions are in the ordinary course of business, and (c) Dispositions to the Borrower or any Wholly Owned Subsidiary.

                  "ASSIGNEE": as defined in Section 11.6(c).

                  "ASSIGNMENT AND ACCEPTANCE": an Assignment and Acceptance substantially in the form of Exhibit B.

                  "AUTHORIZATION": any filing, recording and registration with, and any validation or exemption, approval, order, authorization, consent, License, certificate, franchise and permit from, any Governmental Authority.

                  "AVAILABLE REVOLVING CREDIT COMMITMENT": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
         (a)the amount of such Revolving Credit Lender's Revolving Credit Commitment at such time, over (b) the sum of such Revolving Credit Lender's aggregate outstanding (i) Revolving Credit Loans and (ii) participations in L/C Obligations at such time.

                  "BOARD": the Board of Governors of the Federal Reserve System or any successor.

                  "BOARD OF DIRECTORS": either the board of directors of the Borrower or any duly authorized committee of that board.


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


                  "BOARD RESOLUTION": a copy of a resolution certified by the Secretary or an Assistant Secretary of the Borrower to have been duly adopted by requisite action by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Administrative Agent.

                  "BORROWER": as defined in the preamble hereto.

                  "BORROWER CAPITAL SECURITY": (a) any Capital Security (i) of any type referred to in clause (a) of the definition of "Capital Security" contained in this Section 1 and (ii) of which the Borrower is the issuer and (b) any Capital Security of any type referred to in clause (b) of such definition of "Capital Security" which is convertible into or exchangeable for or exercisable to acquire any Borrower Capital Security of any type referred to in clause (a) of this definition.

                  "BORROWING DATE": any Business Day specified in a notice pursuant to Section 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "BUSINESS DAY": any day other than a Saturday, Sunday or day on which commercial banks in New York City or Dallas, Texas are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                  "CAPITAL EXPENDITURES": as of the last day of any fiscal quarter of the Borrower, the aggregate amount of expenditures made by the Borrower and the Subsidiaries during the period of four fiscal quarters of the Borrower ending on such day which are or should be capitalized in accordance with GAAP as in effect on the date of this Agreement.

                  "CAPITAL LEASE": a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease under GAAP as in effect on the date of this Agreement and, for purposes of this Agreement, the amount of any Capital Lease obligation at any date shall be the capitalized amount thereof at such date as determined in accordance with GAAP as in effect on the date of this Agreement.

                  "CAPITAL SECURITY": (a) any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right) and (b) any option, warrant, security or other right (including debt securities or other evidence of Indebtedness) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any stock, interest, participation or security described in clause (a) above.

                  "CASH EQUIVALENTS": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,00O,
         (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States Government or any agency thereof, (d) in addition to the Cash Equivalents permitted by clauses (b) and (c) above, certificates of deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, overnight bank deposits and repurchase obligations having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government or any agency thereof, in each case, of any other commercial bank having capital and surplus in excess of $100,000,000, PROVIDED, that such Cash Equivalents do not exceed $1,000,000 in the aggregate at any time outstanding, (e) commercial paper of a domestic issuer at the time of acquisition having a rating of at least A-1 by Standard and Poor's Ratings Group ("S&P") or P-1 by Moody's Investors Service, Inc.
          ("MOODY'S"), (f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least A by S&P or A by Moody's, or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a), (b), (c), (e) or (f) of this definition.

                  "CHANGE OF CONTROL": the acquisition by a person or group of persons acting in concert in one or more transactions of the ability to vote or control the voting of more than 30% of the equity interests of the Borrower, provided, however that exercise of the WorldCom Option will not be deemed to be a Change of Control.

                  "CHARTER DOCUMENTS": with respect to any Person, (a) the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of such Person, (b) the bylaws, partnership agreement, limited liability company agreement or regulations (or the equivalent governing documents) of such Person and
         (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of such Person's Capital Securities or of any rights in respect of such Person's Capital Securities.

                  "CODE": the Internal Revenue Code of 1986.

                  "COMMITMENT": as to any Lender on any day, the sum of the Revolving Credit Commitments of such Lender.

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

                  "COMPLETED ACQUISITION": an acquisition (including the entry into an option agreement) by the Borrower, directly or indirectly through a Wholly Owned Subsidiary, consummated in accordance with
         Section 8.8 and, if applicable, Section 6.2.

                  "COMPLIANCE CERTIFICATE": a certificate of the Chief Executive Officer or Chief Financial Officer of the Borrower (unless any or another Responsible Officer of the Borrower is provided for herein), substantially in the form of Exhibit C.

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party and is bound to perform any duty or obligation thereunder or by which it or any of its property or assets is bound.

                  "CURRENT ASSETS": with respect to the Borrower and its Restricted Subsidiaries, consolidated current assets as determined in accordance with GAAP as in effect on the date of this Agreement.

                  "CURRENT LIABILITIES": with respect to the Borrower and its Restricted Subsidiaries, consolidated current liabilities as determined in accordance with GAAP as in effect on the date of this Agreement.

                  "CURRENT RATIO": as of the last day of any fiscal quarter, the ratio of (a) Current Assets as of such day to (b) Current Liabilities as of such day.

                  "DEBT SERVICE": for any period with respect to the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as in effect on the date of this Agreement, the sum of, without duplication, (a) Cash Interest Expense, (b) scheduled payments of principal on Indebtedness, including, without limitation, mandatory prepayments, if any, required as a result of the reductions in the aggregate amount of the Total Revolving Credit Commitment mandated by Section 4.2(b) (but excluding any payments required pursuant to Section 4.2(c) other than payments made pursuant to Section 4.2(c) solely as a result of the operation of Section 4.2(b), (d) or
         (e), (c) to the extent not included in (a) or (b), scheduled payments in respect of Capital Leases and (d) net obligations of the Borrower for such period under Interest Rate Hedge Agreements, in each case paid during such period.

                  "DEFAULT": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "DISPOSITION": as defined in Section 8.5.

                  "DISQUALIFIED STOCK": any Capital Security which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), at the option of the holder thereof or upon the happening of any event, matures or is mandatorily redeemably pursuant to a sinking fund obligation or otherwise, or is redeemable, at the option of the holder thereof, in whole or in part.

                  "DOLLARS" and "$": dollars in lawful currency of the United States of America.

                  "EBITDA": for the period of twelve consecutive months next preceding the date of any determination thereof with respect to the Borrower and its Subsidiaries, Net Income for such period plus, without duplication, for such period, (a) Interest Expense to the extent deducted in determining such Net Income, (b) Income Tax Expenses to the extent deducted in determining such Net Income, and (c) depreciation and amortization for such period.

                  "EFFECTIVE DATE": as defined in Section 11.8.

                  "ENVIRONMENTAL CLAIMS": any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for files, penalties or restrictions, resulting from or based upon: (a) the existence or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ENVIRONMENTAL PERMIT": any applicable permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974.

                  "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the maximum reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the per annum rate of interest quoted by the Administrative Agent at which Dollar deposits are offered by the Administrative Agent to prime banks at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank Eurodollar market where the Eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                  "EURODOLLAR LOANS": any Loan that bears interest computed on the basis of the Eurodollar Rate.

                  "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/lOOth of 1%):

                               Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "EVENT OF DEFAULT": any of the events specified in Section 9, PROVIDED, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "EXISTING BANK FACILITY": that certain Senior Secured Revolving Credit Facility dated as of April 6, 1998, by and among the Borrower, SunTrust Bank, South Florida, National Association and Bank of America, FSB, as amended from time to time.

                  "EXTENDED REINVESTMENT DEADLINE": as defined in the definition of "Reinvestment Notice."

                  "FAIR MARKET VALUE": as to any property or assets of the Borrower or any Subsidiary or any property or assets proposed to be acquired by the Borrower or any Subsidiary, the fair market value of such property or assets as determined by the unanimous resolution of the board of directors of the Borrower with respect to the property or assets of the Borrower or any Subsidiary or the property or assets to be acquired by the Borrower or any Subsidiary, as the case may be.

                  "FEE LETTER": the letter agreement dated June ll, 1998 between NationsBank, N.A. and NationsBanc Montgomery Securities LLC, on the one hand, and the Borrower, on the other hand, respecting certain fees payable by such latter Person in connection with this Agreement and the L/C Fee Letter.

                  "FINANCIAL STATEMENTS": the financial statements required to be delivered to the Administrative Agent pursuant to Section 7.1.

                  "FIRST YEAR INTEREST EXPENSE": as of the date of any determination with respect to any Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP as in effect on the Effective Date, (a) for the period commencing on the date next succeeding the Effective Date and ending on such date of determination, all interest expense and commitment fees with respect to Total Debt for such period, whether accrued or paid, including, without limitation, imputed interest on obligations under Capital Leases, less (b) all interest income received during such period.

                  "FIXED CHARGE RATIO": as of the last day of any fiscal quarter, the ratio of (a) EBITDA for the twelve consecutive calendar months ending on such day, minus Income Tax Expense for the four consecutive fiscal quarters ending on such day for such four fiscal quarters, to (b) Fixed Charges for such four fiscal quarters.

                  "FIXED CHARGES": for the period of the four consecutive fiscal quarters ending on any day, with respect to the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP as in effect on the Effective Date, the sum of (a) Debt Service for such period, and (b) Capital Expenditures during such period.

                  "GAAP": generally accepted accounting principles and practices as in effect from time to time and concurred in by the independent certified accountants certifying the Financial Statements required by
         Section 7.1(a), applied on a basis consistent (except for changes concurred in by such independent certified public accountants and disclosed therein) with the most recent audited Financial Statements delivered to the Lenders, except as otherwise specifically provided herein.

                  "GOVERNMENTAL AUTHORITY": any Federal, state, local or foreign government, or other entity (including, without limitation, any governmental or quasi-governmental agency or authority) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEE OBLIGATION": for any Person, without duplication, any liability, contingent or otherwise, of such Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any liability of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such obligation or to purchase (or to advance or supply funds for the purchase of any security for the payment of such obligation, (b) to purchase property, securities or services for the purpose of assuming the owner of such obligation of the payment of such obligation or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such obligation; PROVIDED, that the term "Guarantee Obligation" does not include endorsements for collection or deposit in the ordinary course of the endorser's business. With respect to the Borrower and the Subsidiaries, the amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by the Borrower with respect to any Guarantee Obligation of the Borrower or any Subsidiary, as the case may be.

                  "GUARANTY AGREEMENT": a Guaranty Agreement substantially in the form of Exhibit D, as the same may be amended, supplemented and otherwise modified from time to time.

                  "HAZARDOUS MATERIALS": all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, friable asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes regulated pursuant to any Environmental Law and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "HIGHEST LAWFUL RATE": with respect to any Lender at the particular time in question, the maximum rate of interest which, under applicable Requirements of Law, such Lender is then permitted to charge on the Obligations owing to it. If the maximum rate of interest which, under applicable Requirements of Law, such Lender is permitted to charge on such Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower or any other Loan Party.

                  "INCOME TAX EXPENSE": all cash income taxes paid by the Borrower and the Subsidiaries during the relevant period of determination.

                  "INDEBTEDNESS": with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property, assets or services (excluding trade accounts payable, and accrued expenses incurred or arising in the ordinary course of business, payable in accordance with customary practices and not more than 90 days past due), (e) all Indebtedness of other Persons secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets (including revenues, income and profit) owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guarantee Obligations of such Person, (g) all obligations in respect of Capital Leases of such Person, (h) all obligations of such Person in respect of Interest Rate Hedge Agreements (i) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person and (j) Disqualified Stock. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or member, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof pursuant to provisions and terms reasonably satisfactory to the Administrative Agent.

                  "INDEBTEDNESS FOR BORROWED MONEY": all Indebtedness of a Person of the types described in clauses (a), (b), (c), (d) and (i) of the definition of "Indebtedness" contained in this Section 1 and, without duplication of the types of Indebtedness described in such clauses (a), (b), (c), (d) and (i), the type of Indebtedness described in clause (e) of such definition to the extent that any such Indebtedness constitutes Indebtedness of the type described in clause
         (a), (b), (c), (d) or (i) of such definition of "Indebtedness" assumed by such Person.

                  "INDEMNIFIED PERSON": as defined in Section 11.5.

                  "INFORMATION": written information (other than financial statements, budgets, projections and similar financial data), including, without limitation, certificates, reports, statements and documents.

                  "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INSOLVENT": pertaining to a condition of Insolvency.

                  "INTERCOMPANY NOTES": promissory notes, substantially in the form of Exhibit E, evidencing the intercompany loans made by the Borrower directly or indirectly to any of the Subsidiaries.

                  "INTEREST COVERAGE RATIO": commencing with the fiscal quarter ending April 30, 1998, as of the last day of any fiscal quarter, the ratio of (i) EBITDA for the twelve consecutive calendar months ending on such day, to (ii) Interest Expense for the four consecutive fiscal quarters ending on such day.

                  "INTEREST EXPENSE": as of the date of any determination with respect to any Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP as in effect on the date of this Agreement, (a) all interest expense and commitment fees with respect to Total Debt during the four consecutive fiscal quarters of such Person most recently ended, whether accrued or paid, including, without limitation, imputed interest on obligations under Capital Leases, less (b) all interest income received during such period.

                  "INTEREST PAYMENT DATE": (a) as to any ABR Loan, (i) the last day of each March, June, September and December prior to the maturity date thereof and (ii) such maturity date, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, (i) each day which is three months or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period and (d) as to any portion of any Revolving Loan being repaid on a scheduled payment date in respect thereof, or being prepaid pursuant to Section 4.2, the date of such repayment or prepayment.

                  "INTEREST PERIOD": with respect to any Eurodollar Loan:

                           (i) initially, the period commencing on the borrowing
                  or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, given with respect thereto; and

                           (ii) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         PROVIDED, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period would otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period that would otherwise extend
                  beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date or such due date, as applicable;

                           (3) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (4) the Borrower shall use reasonable efforts to
                  select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "INTEREST RATE HEDGE AGREEMENT": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower is a party or a beneficiary.

                  "INVESTMENTS": as defined in Section 8.8.

                  "ISSUING LENDER": NationsBank, PROVIDED, in the event that NationsBank shall be replaced as the Administrative Agent pursuant to
         Section 10.9, (a) no Letter of Credit shall be issued by NationsBank on or after the date of such replacement and (b) the replacement Administrative Agent shall be an Issuing Lender from and after the date of such replacement.

                  "L/C APPLICATION": an application, in form and substance satisfactory to the Issuing Lender, requesting the Issuing Lender to issue a Letter of Credit.

                  "L/C FEE LETTER": the letter agreement dated the date of this Agreement between NationsBank of Texas, N.A. and the Borrower, respecting fees payable by the Borrower in connection with Letters of Credit issued for its account under Section 3.

                  "L/C FEE PAYMENT DATE": the last day of each March, June, September and December.

                  "L/C OBLIGATIONS": at any time, an amount equal to the sum of
         (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of all unpaid Reimbursement Obligations.

                  "LENDERS": as defined in the preamble hereto and such term shall also include the Issuing Lender.

                  "LETTERS OF CREDIT": as defined in Section 3.1(a).

                  "LEVEL": as of any date of determination, the Level set forth below then in effect, as determined in accordance with the following provisions of this definition:

                     LEVEL           TOTAL LEVERAGE RATIO
                     -----           --------------------

                      I              Less than 1.50 to 1.00

                      II Less than 2.50 to 1.00 but greater or equal to 1.50 to 1.00

                      III Less than 3.00 to 1.00 but greater or equal to 2.50 to 1.00

                      IV Less than 3.50 to 1.00 but greater or equal to 3.00 to 1.00

         For the purposes of this definition, the Level shall be determined as at the end of each of the first three fiscal quarters of each fiscal year of the Borrower and as at the end of each fiscal year of the Borrower, based on the relevant Financial Statements delivered pursuant to Section 7.1(a) or 7.1(b); changes in the Level shall become effective on the date on which such financial statements are delivered to the Administrative Agent (with sufficient copies for each of the Lenders) and shall remain in effect until the next change to be effected pursuant to this definition; PROVIDED, that (a) until the first such financial statements are delivered after the date hereof, the Level shall be the Level determined and set forth in the Compliance Certificate delivered pursuant to Section 6.1(v) and (b) if any financial statements referred to above are not delivered within the time periods specified in Section 7.1, then, for the period from and including the date on which such financial statements are required to be delivered to but not including the date on which such financial statements are delivered, the Level as at the end of the fiscal period that would have been covered thereby shall be deemed to be Level IV.

                  "LICENSE": as to any Person, any license, registration, permit, authorization, certification, approval, or grant of rights by any Governmental Authority or other Person necessary or appropriate for such Person to own, maintain, or operate its business or property.

                  "LIEN": with respect to any property or asset (or any revenues, income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset; PROVIDED, that any financing statement or filing naming a Person shall not constitute a Lien with respect to such Person if it does not relate to security for an obligation of such Person.

                  "LITIGATION": any case, proceeding, claim, grievance, lawsuit or investigation or inquiry conducted by or pending before any Governmental Authority or any arbitration proceeding.

                  "LOAN": any loan made by any Lender pursuant to this Agreement.

                  "LOAN DOCUMENTS": this Agreement, the Notes, the Intercompany Notes, each Guaranty Agreement or Supplement to Guaranty, the Security Documents, each L/C Application, the Fee Letter, all agreements between the Borrower and/or any Subsidiary and any Lender respecting fees payable in connection with this Agreement or any other Loan Document hereafter executed between or among any such Persons and all other written agreements, documents, instruments and certificates now or hereafter executed and delivered by the Borrower, any Subsidiary or any other Person to or for the benefit of any Lender pursuant to or in connection with any of the foregoing, and any and all amendments, supplements and other modifications thereof and all renewals, extensions, restatements, rearrangements or substitutions from time to time of all or any part of the foregoing.

                  "LOAN PARTIES": the collective reference to the Borrower and the Subsidiaries and any other Person hereafter executing and delivering a Security Document or a Guaranty Agreement or Supplement to Guaranty or any equivalent document for the benefit of the Lenders.

                  "MAJORITY LENDERS": at any time, Lenders whose respective Revolving Credit Facility Percentages aggregate 66 2/3% or more.

                  "MARGIN STOCK": has the meaning assigned to such term in Regulation U of the Board.

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the financial condition, business, operations or prospects of the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party or (c) the validity or enforceability of this Agreement or any other Loan Document or the rights or remedies of the Administrative Agent or the Lenders under this Agreement or any of the other Loan Documents.

                  "MFSNT": MFS Network Technologies, Inc. a Delaware corporation.

                  "MFSNT ACQUISITION": the acquisition by the Borrower of the Capital Securities of MFSNT.

                  "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001 (a)(3) of ERISA.

                  "NAIC": the collective reference to the National Association of Insurance Commissioners, and any successor thereto, and all other similar insurance industry regulatory bodies having regulatory jurisdiction over insurance companies generally.

                  "NATIONSBANK EXISTING CREDITS": those two certain credit facilities, in the original principal amounts of $5,000,000 and $4,200,000, advanced for the purpose of financing a portion of the initial costs of the MFSNT Acquisition, payable by Frazier Gaines and Gideon Taylor, including all principal thereof and all interest thereon and all fees and other expenses payable in connection therewith.

                  "NET CASH PROCEEDS": (a) in connection with any Asset Sale (whether in one transaction or a series of related transactions) or Recovery Event (whether one such event or a series of related events), all proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable, purchase price adjustment receivable, escrow termination or otherwise, but only as and when received), if any, net of reasonable attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien in favor of the Administrative Agent for the benefit of the Lenders) and other reasonable fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof, including, without limitation, transfer and withholding taxes (after taking into account any available tax credits or deductions and any tax sharing arrangements) and all costs reasonably estimated to be payable in connection with discontinued operations or shutdowns resulting from the disposition or loss of the assets or properties which are the subject of such Asset Sale or Recovery Event; and (b) in connection with any Specified Offering, the cash proceeds received therefrom, net of reasonable attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other reasonable fees and expenses actually incurred in connection therewith.

                  "NET INCOME": for any period with respect to any Person, the net income (or loss) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP as in effect on the date of this Agreement; PROVIDED, HOWEVER, there shall be excluded, without duplication, (a) income (or loss) of any Subsidiary of such Person which is not a Wholly Owned Subsidiary of such Person, except to the extent of the amount of any dividends or other distributions actually paid to such Person or any Wholly Owned Subsidiary of such Person during such period, (b) income (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary of such Person or is merged into such Person or any Subsidiary of such Person or the assets of any Person are acquired by such Person or any Subsidiary of such Person, (c) the income of any Subsidiary of such Person during such period to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of such income is not at the time permitted by operation of the terms of its Charter Documents or any other agreement binding on such Subsidiary or any Requirement of Law applicable to such Subsidiary or such Person or any of its other Subsidiaries, (d) any after-tax gains and after-tax losses attributable to extraordinary and non-recurring items, including Recovery Events and Dispositions outside the ordinary course of business and any after-tax gains on pension reversions received by such Person or its Subsidiaries and (e) to the extent included in calculating such Net Income, non-cash revenue and non-cash expenses earned or incurred by such Person or any of its Subsidiaries.

                  "NON-EXCLUDED TAXES": as defined in Section 4.10(a).

                  "NON-U.S. LENDER": as defined in Section 4.10(b).

                  "NOTES": the Revolving Credit Notes.

                  "NOTICE OF BORROWING": a written notice substantially in the form of Exhibit F delivered by the Borrower to the Administrative Agent in accordance with Section 2.2.

                  "NOTICE OF CONVERSION/CONTINUATION": a written notice in the form of Exhibit G, delivered by the Borrower to the Administrative Agent in accordance with Section 4.5.

                  "NOTICE OF LETTER OF CREDIT REQUEST": a written notice in the form of Exhibit H delivered by the Borrower to the Issuing Lender in accordance with Section 3.2.

                  "OBLIGATIONS": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to the Administrative Agent or to any Lender (or, in the case of any Interest Rate Hedge Agreement, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Letters of Credit, any Interest Rate Hedge Agreement entered into with any Lender (or any affiliate of any Lender) or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, the Issuing Lender or to any Lender that are required to be paid by any Loan Party pursuant hereto) or otherwise.

                  "PARTICIPANT": as defined in Section 11.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "PERFECTION CERTIFICATE": a certificate of the Borrower and/or each Subsidiary, substantially in the form of Exhibit I and, with respect to a newly organized, created or acquired Subsidiary, a certificate of such Subsidiary substantially in the form of Exhibit I.

                  "PERMITTED LIENS": as applied to the property or assets of any Person (or any revenues, income or profits of such Person therefrom):
         (a) Liens for Taxes not yet due or payable or (if foreclosure, distraint, sale or other similar proceedings have not been commenced or, if commenced, have been stayed) which are being contested in good faith by appropriate proceedings, PROVIDED, that adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP; (b) statutory Liens of carriers, warehousemen, mechanics, materialmen, repairmen or other like Liens arising in the ordinary course of business for sums not yet due or (if foreclosure, distraint, sale or other similar proceedings have not been commenced or, if commenced, have been stayed) which are being contested in good faith by appropriate proceedings, PROVIDED, that adequate reserves with respect thereto are maintained by such Person in conformity with GAAP;
         (c) Liens (other than pursuant to ERISA or Section 412(n) of the Code), pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; (d)(i) bankers' Liens in respect of deposit accounts, (ii) statutory landlords' Liens and rights of tenants under leases and subleases granted by such Person to others, in each case not interfering in any material respect with the business of such Person and its Subsidiaries and arising in the ordinary course of business and (iii) deposits to secure the performance of bids, trade contracts, government contracts, operating leases, statutory obligations, surety and appeal bonds, performance and return-of-money bonds or to secure liabilities to insurance carriers under insurance or self-insurance arrangements and other obligations of a like nature, so long as, in each case with respect to this clause (d), such Liens (x) do not secure obligations constituting Indebtedness and (y) are incurred in the ordinary course of business; (e) easements, rights-of-way, restrictions (including zoning restrictions), reservations, permits, servitudes, minor defects or irregularities of title and other similar encumbrances incurred or existing on property in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; (f) to the extent the Indebtedness secured thereby is permitted under Section 8.2(c), Liens securing obligations of the Borrower and the Subsidiaries under Capital Leases and Liens securing other Indebtedness to finance the acquisition of assets, PROVIDED, that (i) such Liens shall be created substantially simultaneously with the acquisition of such assets, (ii) such Liens do not at any time encumber any assets other than the assets financed by such Indebtedness and proceeds of any such assets, (iii) the principal amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such assets; (g) Liens created pursuant to the Security Documents; (h) Liens arising from any judgment, decree or other order in existence, PROVIDED, that any such judgment, decree or order shall have been vacated, discharged or bonded on or prior to the first to occur of (i) the last day upon which such judgment or decree becomes final and nonappealable and (ii) the day which is 60 days after the entry thereof and no Event of Default has occurred pursuant to Section 9(h); and (i) other Liens, so long as the obligations secured thereby do not exceed $1,000,000 in the aggregate at any time.

                  "PERMITTED LINE OF BUSINESS": as defined in Section 8.17.

                  "PERSON": an individual, sole proprietorship, partnership, corporation, limited liability company, business trust, joint stock company, mutual company, trust, unincorporated association, estate, joint venture, union, employee organization, Governmental Authority or other entity of whatever nature.

                  "PLAN": any employee benefit pension plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA or a member of such contributing sponsor's "control group" as defined in Section 4001
         (a)(14) of ERISA.

                  "PLEDGE AGREEMENT": a Pledge Agreement substantially in the form of Exhibit J-l or J-2, as the same may be amended, supplemented and otherwise modified from time to time.

                  "PRIME RATE": as defined in the definition of "ABR."

                  "PRO FORMA COMPLIANCE CERTIFICATE": a Compliance Certificate giving effect to the relevant proposed transaction for which the Compliance Certificate is being delivered and any other transactions relating thereto (as though such transactions had taken place as of the beginning of the period or on the date being tested, as applicable) based on the financial information of the Borrower and the Subsidiaries set forth in the Financial Statements most recently delivered to the Lenders pursuant to Section 7.1(a) or (b) and demonstrating that no Default exists both before and after giving effect to such proposed transactions.

                  "PROPERTIES": as defined in Section 5.17(a).

                  "RECOVERY EVENT": any settlement of or payment in respect of a condemnation or taking or a property insurance claim or casualty insurance claim relating to any property or asset or rights therein of the Borrower or any of the Subsidiaries (other than proceeds from key-man insurance which are used to repurchase the stock of any deceased or disabled executive) greater than $1,000,000 individually or in the aggregate in any fiscal year;

         provided, however, that for purposes of Section 7.7(e) and for determining Net Income, Recovery Event shall mean any or all of such settlements or payments regardless of amount.

                  "REGISTER": as defined in Section 11.6(d).

                  "REIMBURSEMENT OBLIGATIONS": the obligations of the Borrower to reimburse the Issuing Lender pursuant to Section 3.4 for amounts drawn under Letters of Credit.

                  "REINVESTMENT DEADLINE": as defined in the definition of "Reinvestment Notice."

                  "REINVESTMENT DEFERRED AMOUNT": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any Subsidiary in connection therewith which are not applied to prepay the Revolving Credit Loans and to permanently reduce the Total Revolving Credit Commitment pursuant to Sections 4.2(d)(i) AND 4.2(d)(ii) as a result of the delivery of a Reinvestment Notice.

                  "REINVESTMENT EVENT": any Asset Sale, Recovery Event or Specified Offering in respect of which the Borrower has delivered a Reinvestment Notice.

                  "REINVESTMENT NOTICE": a written notice executed by a Responsible Officer of the Borrower stating that no Default has occurred and is continuing and that the Borrower (directly or indirectly through a Wholly Owned Subsidiary), in good faith, intends and expects to contractually commit to use all or a specified portion of the Net Cash Proceeds of an Asset Sale, Recovery Event or Specified Offering to make a Subject Acquisition or, in the case of a Recovery Event or a Specified Offering, to restore or replace the assets in respect of which a Recovery Event has occurred on or prior to the earlier of (a) the date which is 180 days after the date of such Asset Sale, Recovery Event or Specified Offering and (b) the date on which such proceeds would be required to be applied, or to be offered to be applied, to prepay, redeem or defease any Indebtedness of the Borrower or any Subsidiary (other than Indebtedness under this Agreement) if not applied as described above (such earlier date, the "REINVESTMENT DEADLINE").

                  "REINVESTMENT PREPAYMENT AMOUNT": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto, less any amount expended prior to the relevant Reinvestment Prepayment Date to make a Subject Acquisition or restore or replace assets in respect of which a Recovery Event has occurred.

                  "REINVESTMENT PREPAYMENT DATE": with respect to any Reinvestment Event, the earliest of (a) the first date occurring after such Reinvestment Event on which a Default shall have occurred, (b) the relevant Reinvestment Deadline or Extended Reinvestment Deadline, (c) the date on which the Borrower shall have made a final determination not to apply the relevant Net Cash Proceeds in the manner contemplated by the relevant Reinvestment Notice and (d) 30 days after the termination or consummation of, or amendment to reduce the purchase price under, any definitive acquisition agreement described in the definition in the definition of Reinvestment Notice.

                  "RELEASE": any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or depositing, or threat thereof, of any Hazardous Material in, into, onto or through the environment.

                  "REMEDIAL ACTION": (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24) and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment, (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment or (iii) perform studies and investigations in connection with, or as a precondition to, actions described in clauses (i) or (ii) above.

                  "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "REPORTABLE EVENT": any of the events set forth in Section 4043(b) or (c) of ERISA, other than those events described in Section 4043(b) as to which notice is waived by applicable PBGC regulation or those events described in Section 4043(c) as to which the thirty-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. /section/ 2615.

                  "REQUIREMENT OF LAW": as to any Person, (a) the Charter Documents of such Person and (b) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority or any obligation included in any Authorization or resulting from binding arbitration, including, without limitation, any requirement under common law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER": the chief executive officer, the president, the chief financial officer, the chief legal officer or any vice president of the Borrower or any Subsidiary or any other Loan Party.

                  "RESTRICTED PAYMENTS": as defined in Section 8.6.

                  "RESTRICTED SUBSIDIARY": any Subsidiary of the Borrower other than those listed on SCHEDULE 1.1 and those additional Subsidiaries of the Borrower, added by a supplement to such SCHEDULE 1.1 whose assets either: (i) are not located in, or income attributable to sources other than, the United States, the pledge of the stock or assets of which would be treated as a repatriation of the earnings or income thereof or taxable dividend to the Borrower under /section/957 of the Code ("Controlled Foreign Corporations"); or (ii) consist solely of Capital Securities of Controlled Foreign Corporations.

                  "REVOLVING CREDIT COMMITMENT": as to any Lender, its obligation, if any, to make Revolving Credit Loans to, or issue or participate in Letters of Credit issued on behalf of, the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Revolving Credit Lender's name in Annex l under the heading "Revolving Credit Commitment" or, in the case of any Lender that is an Assignee, the amount of the assigning Lender's Revolving Credit Commitment assigned to such Assignee pursuant to
         Section 11.6(c) and set forth in the applicable Assignment and Acceptance (in each case, as the same may be increased, reduced or otherwise adjusted from time to time as provided herein).

                  "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the Effective Date to, but not including, the Revolving Credit Termination Date.

                  "REVOLVING CREDIT FACILITY": the credit facility provided for in Section 2.1.

                  "REVOLVING CREDIT FACILITY PERCENTAGE": at any time, as to any Revolving Credit Lender, the percentage of the aggregate outstanding Revolving Credit Loans and L/C Obligations then constituted by such Lender's outstanding Revolving Credit Loans and participations in L/C Obligations (or obligations held by the Issuing Lender in respect of L/C Obligations, in the case of the Issuing Lender); PROVIDED, if no Revolving Credit Loans or L/C Obligations are outstanding, the Revolving Credit Facility Percentage for any Lender shall be the percentage of the aggregate Revolving Credit Commitments then constituted by such Lender's Revolving Credit Commitment.

                  "REVOLVING CREDIT LENDER": each Lender which has a Revolving Credit Commitment or which has Revolving Credit Loans outstanding.

                  "REVOLVING CREDIT LOANS": as defined in Section 2.1.

                  "REVOLVING CREDIT NOTE": a promissory note of the Borrower in the form of Exhibit A.

                  "REVOLVING CREDIT TERMINATION DATE": the earliest of (a)
         June 30, 2006 and (b) the date on which the Revolving Credit Loans become due and payable in full, pursuant to acceleration or otherwise.

                  "SECURED PARTIES": as defined in the Security Documents.

                  "SECURITY AGREEMENT": a Security Agreement substantially in the form of Exhibit L-1 or L-2, as amended, supplemented and otherwise modified from time to time.

                  "SECURITY DOCUMENTS": the collective reference to each Pledge Agreement, the Security Agreement, and any other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the respective obligations and liabilities of the Borrower hereunder and the Borrower and the Subsidiaries under any of the other Loan Documents or to secure any guaranty of any such obligations and liabilities.

                  "SENIOR FUNDED DEBT": as of any date of determination with respect to the Borrower and its Subsidiaries, Total Funded Debt as of such date, minus Indebtedness that is effectively subordinated in right of payment and security to the Notes.

                  "SENIOR LEVERAGE RATIO": as of the last day of any fiscal quarter, the ratio of (a) Senior Funded Debt as of such day to (b) EBITDA for the twelve consecutive calendar months ending on such day.

                  "SENIOR SUBORDINATED NOTES": the Senior Subordinated Notes of the Borrower in original aggregate principal amount no greater than $140,000,000, subordinated to the satisfaction of the Administrative Agent to the Notes (both in right of payment and in security), and having such other terms, conditions and provisions as may be satisfactory to the Administrative Agent in its sole discretion.

                  "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SOLVENT": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "fair value" or "present fair saleable value" of the assets of such Person (on a going-concern basis) will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) such fair value or present fair saleable value of the assets of such Person (on a going-concern basis) will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured,
         (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim," (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (iii) unliquidated, contingent, disputed and unmatured claims shall be valued at the amount that can be reasonably expected to be actual and matured.

                  "SPECIFIED OFFERING": any issuance or sale of Borrower Capital Securities by the Borrower or any incurrence of Indebtedness by the Borrower or any Subsidiary, excluding:

                  (a) any incurrence of Indebtedness of the Borrower or any Subsidiary which is permitted by Section 8.2;

                  (b) any issuance or sale of Borrower Capital Securities of the type described in clause (a) of the definition thereof (i) to directors, officers or employees of the Borrower or a Subsidiary by reason of their employment or (ii) the Net Cash Proceeds of which the Borrower uses to purchase or redeem all or any portion of the 12% Senior Subordinated Notes;

                  (c) any issuance or sale of Borrower Capital Securities of the type described in clause (a) of the definition thereof for the simultaneous repurchase or redemption of other Borrower Capital Securities, subject to the provisions of Sections 8.7 OR 8.6.;

                  (d) the Senior Subordinated Notes; and

                  (e) the WorldCom Option.

                  "SPECIFIED TAXES": as defined in Section 4.10.

                  "STATUS": the existence of Level I Status, Level II Status, Level III Status on Level IV Status, as the case may be.

                  "SUBJECT ACQUISITION": a proposed acquisition (including the entry into an option agreement) by the Borrower, directly or indirectly through a Wholly Owned Subsidiary, that satisfies, in the reasonable opinion of the Administrative Agent, the Acquisition Criteria.

                  "SUBSIDIARY": as to any Person, a corporation, partnership or other entity 50% or more of the outstanding Voting Stock of which is at the time owned, or the management or policies of which are otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "SUPPLEMENT TO GUARANTY": a Supplement to Guaranty in substantially the form attached as Exhibit A to the Guaranty Agreement.

                  "TAXES": all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings or other similar charges of any nature whatsoever from time to time or at any time imposed by any Governmental Authority.

                  "TERMINATION DATE": June 11, 2001.

                  "TOTAL DEBT": as of any date of determination with respect to the Borrower and its Subsidiaries, the sum of, without duplication, (a) all Indebtedness for Borrowed Money, (b) all obligations in respect of Capital Leases and (c) all Guarantee Obligations in respect of Indebtedness for Borrowed Money of any other Person, all determined on a consolidated basis in accordance with GAAP as in effect on the date of this Agreement.

                  "TOTAL FUNDED DEBT": as of any date of determination with respect to the Borrower and its Subsidiaries, Total Debt as of such date having a maturity of not less than one year.

                  "TOTAL LEVERAGE RATIO": as of the last day of any fiscal quarter, the ratio of (a) Total Funded Debt as of such day to (b) EBITDA for the twelve consecutive calendar months ending on such day.

                  "TOTAL REVOLVING CREDIT COMMITMENT": the aggregate of all Revolving Lenders (as the same may be increased, reduced or otherwise adjusted from time to time).

                  "TRANCHE": the collective reference to Eurodollar Loans made by the Revolving Credit Lenders, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date, whether or not such Loans shall originally have been made on the same day.

                  "TRANSFEREE": as defined in Section 11.6(f).

                  "TRIGGER DATE": the earlier of (a) the date on which the Loans and all other Obligations owing under this Agreement shall have become or been declared to be due and payable pursuant to Section 9 and (b) the date on which the Majority Lenders shall have notified the Administrative Agent after the occurrence of an Event of Default that amounts are to be shared pursuant to Section 11.7(a).

                  "12% SUBORDINATED NOTES": Borrower's 12% Senior Subordinated Notes Due January 6, 2005 issued in the original aggregated principal amount of $10,000,000 pursuant to a Securities Purchase Agreement dated as of January 6, 1998.

                  "TYPE": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "VOTING STOCK": with respect to any Person, the Capital Securities of such Person of the class or classes pursuant to the terms of which the holders thereof have the general voting power under ordinary circumstances to elect members of the board of directors, managers or trustees (or Persons performing equivalent functions) of such Person, irrespective of whether or not at the time Capital Securities of such Person of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

                  "WHOLLY OWNED SUBSIDIARY": as to any Person, any other Person 100% of the Capital Securities of which (other than directors' qualifying shares required by law) is owned by such Person directly or indirectly through one or more other Wholly Owned Subsidiaries.

                  "WORLDCOM OPTION": the option granted by the Borrower to MFS Communications Company, Inc. to purchase up to 2,000,000 shares of the common stock of the Borrower having a cash exercise price of $7.00 per share, subject to adjustment granted in connection with the MFSNT Acquisition.

                  "WORKING CAPITAL": as of any day, the aggregate amount of all current assets reduced by the aggregate amount of all current liabilities (other than the current portion of long-term Indebtedness (including mandatory prepayments with respect to such Indebtedness), accrued Interest Expense and accrued or deferred income tax expense), all determined as of such day for the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP as in effect on the Effective Date.

         1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

         (b) Unless otherwise specified herein, all accounting terms used herein (and in any other Loan Document and any certificate or other document made or delivered pursuant hereto or thereto) shall be interpreted, all accounting determinations shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time; PROVIDED, HOWEVER, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Section 8 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Majority Lenders wish to amend Section 8 for such purpose), then compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Majority Lenders.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of thiS Agreement, and Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (e) References in this Agreement or any other Loan Document to knowledge by the Borrower of events or circumstances shall be deemed to refer to events or circumstances of which a Responsible Officer has actual knowledge or reasonably should have knowledge.

         (f) References in this Agreement or any other Loan Document to financial statements shall be deemed to include all related schedules and notes thereto.

         (g) Except as otherwise specified herein, all references to any Governmental Authority or Requirement of Law defined or referred to herein shall be deemed references to such Governmental Authority or Requirement of Law or any successor Governmental Authority or Requirement of Law, and any rules or regulations promulgated thereunder from time to time, in each case as the same may have been or may be amended or supplemented from time to time.

         (h) References herein to a certification or statement of an officer or other individual shall mean a certification or statement of the Borrower which is executed on behalf of the Borrower by such individual in his or her capacity as an officer of the Borrower.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

         2.1 REVOLVING CREDIT FACILITY. (a) The aggregate amount ofthe Revolving Credit Commitments on the date of this Agreement equals $35,000,000. Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") to the Borrower from time to time during the Revolving Credit Commitment Period, PROVIDED, that in no event shall the sum of the aggregate outstanding (i) Revolving Credit Loans and
(ii) participations in L/C Obligations of any Revolving Credit Lender at any time exceed such Revolving Credit Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may borrow, prepay the Revolving Credit Loans in whole or in part, and reborrow under this Section 2.1, all in accordance with the terms and conditions of this Agreement. The Revolving Credit Loans of each Revolving Credit Lender shall be evidenced by a Revolving Credit Note payable to its or its nominee's order on or before the Revolving Credit Termination Date.

         (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.2 or Section 4.5.

         2.2 PROCEDURE FOR REVOLVING CREDIT BORROWINGS. Subject to the terms and conditions hereof, the Borrower may borrow under the Revolving Credit Facility during the Revolving Credit Commitment Period on any Business Day, provided, that the Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 A.M., Dallas, Texas time, together with a Pro Forma Compliance Certificate, giving effect to the requested borrowing, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each Tranche and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Facility shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, each Tranche shall be $1,000,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such Notice of Borrowing and Compliance Certificate from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each such Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 11.2 prior to ll:OO A.M., Dallas, Texas time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower at the office of the Administrative Agent by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         2.3 REPAYMENT OF LOANS. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender, on or before the Revolving Credit Termination Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 4.1.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain the Register pursuant to
Section 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

         (d) The entries made in the Register shall, to the extent permitted by applicable Requirements of Law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of the Administrative Agent to maintain the Register, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by any Lender in accordance with the terms of this Agreement and the Notes.

                    SECTION 3. LETTERS OF CREDIT

         3.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.3(a), agrees to issue letters of credit ("LETTERS OF CREDIT") for the account of the Borrower on any Business Day in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall not issue any Letter of Credit if, after giving effect to such issuance, (i) the outstanding L/C Obligations would exceed $5,000,000 or
(ii) the aggregate amount of all outstanding L/C Obligations and Revolving Credit Loans would exceed the aggregate Available Revolving Credit Commitments. Each Letter of Credit shall (i) be denominated in Dollars, (ii) be a standby letter of credit issued for the account of the Borrower, which finances the working capital and business needs of the Borrower and the Wholly Owned Subsidiaries, including, without limitation, good faith deposits in connection with Subject Acquisitions, and (iii) expire no later than the earlier of (x) the Revolving Credit Termination Date and (y) the date which is 12 months after its date of issuance. Any request by the Borrower to renew or extend an existing Letter of Credit, or any renewal of any existing Letter of Credit pursuant to the terms thereof, shall be deemed to be, for all purposes of this Agreement, the issuance of a new Letter of Credit hereunder and each such renewal or extension shall be subject to, and the Issuing Lender shall be entitled to the benefits of, this Section 3.

         (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of Texas.

         (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any other Revolving Credit Lender to exceed any limits imposed by, any applicable Requirement of Law.

         3.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit (or that an existing Letter of Credit be

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


renewed or extended) by delivering to the Issuing Lender and the Administrative Agent a Notice of Letter of Credit Request, a Compliance Certificate, giving effect to the requested Letter of Credit, and an L/C Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Notice of Letter of Credit Request, Compliance Certificate and L/C Application, the Issuing Lender will notify the Revolving Credit Lenders thereof and process such L/C Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the L/C Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and each Revolving Credit Lender promptly following the issuance thereof.

         3.3 LETTER OF CREDIT PARTICIPATIONS. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each Revolving Credit Lender, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each Revolving Credit Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such Revolving Credit Lender's own account and risk an undivided interest equal to such Revolving Credit Lender's Revolving Credit Facility Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued by the Issuing Lender and the amount of each draft paid by the Issuing Lender thereunder. Each Revolving Credit Lender unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit issued by the Issuing Lender for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with Section 3.4(a), such Revolving Credit Lender shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such Revolving Credit Lender's Revolving Credit Facility Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) If any amount required to be paid by any Revolving Credit Lender to the Issuing Lender pursuant to Section 3.3(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such Revolving Credit Lender shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any Revolving Credit Lender pursuant to Section 3.3(a) is not in fact made available to the Issuing Lender by such Revolving Credit Lender within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such Revolving Credit Lender, on demand, such amount with interest thereon calculated from such due date at a rate per annum equal to the ABR, plus the Applicable Margin for ABR Loans. A certificate of the Issuing Lender submitted to any Revolving Credit Lender with respect to any amounts owing under this Section 3.3 shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any Revolving Credit Lender its pro rata share of such payment in accordance with Section 3.3(A), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 12:00 p.m., Dallas, Texas time, on a Business Day, distribute to such Lender its pro rata share thereof on the same Business Day or if received later than 12:00 p.m. on the next succeeding Business Day; PROVIDED, HOWEVER, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such Revolving Credit Lender shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         (d) Notwithstanding anything to the contrary in this Agreement, each Revolving Credit Lender's obligation to make the Loans referred to in Section 3.4(B) and to purchase and fund participating interests pursuant to Section 3.3(a) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or the failure to satisfy any of the other conditions specified in Section 6; (iii) any adverse change in the condition (financial or otherwise) of any Loan Party;
(iv) any breach of this Agreement or any other Loan Document by any Loan Party or any Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         3.4 REIMBURSEMENT OBLIGATION OF THE BORROWER. (a) The Borrower agrees to reimburse the Issuing Lender (it being understood that such reimbursement shall be effected by means of a borrowing of Loans unless the Administrative Agent shall determine in its sole discretion that such Loans may not be made for such purpose as a result of a Default pursuant to Section 9(F)), upon receipt of notice from the Issuing Lender of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender, for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender, at its address for notices specified herein in Dollars and in immediately available funds, on the date on which the Borrower receives such notice, if received prior to 11:00 a.m., Dallas, Texas time, on a Business Day and otherwise on the next succeeding Business Day.

         (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section 3.4, (i) from the date the draft presented under the affected Letter of

Credit is paid to the date on which the Borrower is required to pay such amounts pursuant to paragraph (a) above at a rate per annum equal to the ABR, plus the Applicable Margin and (ii) thereafter until payment in full at the rate specified in Section 4.1(C)(I)(Y). Except as otherwise specified in Section 3.4(a), each drawing under any Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a borrowing of Revolving Credit Loans that are ABR Loans pursuant to Section 2.2 in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of payment of such drawing and the proceeds of such Loans shall be applied by the Administrative Agent to reimburse the Issuing Lender for the amounts paid under such Letter of Credit.

         3.5 OBLIGATIONS ABSOLUTE. Subject to the penultimate sentence of this
Section 3.5, the Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any Revolving Credit Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender and the Revolving Credit Lenders shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.4(A) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender and the Revolving Credit Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Person's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in Section 5-109 of the Uniform Commercial Code of the State of Texas, shall be binding on the Borrower and shall not result in any liability of either the Issuing Lender or any Revolving Credit Lender to the Borrower.

         3.6 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Revolving Credit Lenders of the date and amount thereof. Subject to Section 3.5, the responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

         3.7 L/C APPLICATION. To the extent that any provision of any L/C Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

                SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS

         4.1 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Eurodollar Rate determined for such day, plus the Applicable Margin in effect for such day.

         (b) Each ABR Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the ABR for such day, plus the Applicable Margin in effect for such day.

         (c) (i) If an Event of Default shall occur and be continuing, all Loans and Reimbursement Obligations shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the lesser of (A) the Highest Lawful Rate and (B) the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 4.1, plus 2% and (y) in the case of Reimbursement Obligations, at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the ABR, plus the Applicable Margin for ABR Loans, plus 2% and (ii) if such Event of Default relates to the nonpayment when due (whether at the stated maturity, by acceleration or otherwise) of any interest payable on any Loan or any commitment fee or other amount payable hereunder or under any other Loan Document, to the extent permitted by applicable Requirements of Law, such overdue amount shall bear interest at the lesser of
(A) the Highest Lawful Rate and (B) the ABR, plus the Applicable Margin for ABR Loans, plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of any such Event of Default until the earliest of (x) the waiver of such Event of Default by the requisite number of Lenders, (y) the cure of such Event of Default to the reasonable satisfaction of the requisite Lenders and (z) the payment in full of the Obligations (as well after as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED, that interest accruing pursuant to paragraph (c) of this Section 4.1 shall be payable from time to time on demand.

         4.2 OPTIONAL AND MANDATORV PREPAVMENTS AND COMMITMENT REDUCTIONS. (a) The Borrower shall prepay the Loans as and when required by Section 4.2(b), 4.2(c) and 4.2(d), and the Borrower may at any time and from time to time prepay the Revolving Credit Loans, in whole or in part, without premium or penalty (it being understood that amounts payable pursuant to Section 4.11 do not constitute premium or penalty). Each such prepayment shall be made upon at least three Business Days' irrevocable notice to the Administrative Agent (in the case of Eurodollar Loans), at least one Business Day's irrevocable notice to the Administrative Agent (in the case of ABR Loans), specifying the date and amount of prepayment and whether the prepayment is (i) of Revolving Credit Loans, and
(ii) of Eurodollar Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each; provided, however, if such prepayment is anticipated to be made from Net Cash Proceeds to be received at the time of the consummation of any Asset Sale, Specified Offering or Recovery Event, the Borrower may withdraw any such notice of prepayment on or before the proposed date of such prepayment if for any reason the Borrower's receipt of the proceeds of such Asset Sale, Specified Offering or Recovery Event has been terminated or postponed. Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given and not withdrawn as provided above, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a Eurodollar Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to Section 4.11. Partial prepayments of Loans outstanding under the Revolving Credit Facility not required to be made under
Section 4.2(C), 4.2(D) OR 4.2(E), shall be in an aggregate principal amount of $500,000 or a whole multiple of $500,000 in excess thereof or such amount as may then be outstanding under the Revolving Credit Facility.

         (b) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent (which will promptly notify the Lenders thereof), to terminate the Commitments or, from time to time, to reduce the amount of such Commitments; PROVIDED, that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the sum of the aggregate outstanding Revolving Credit Loans would exceed the aggregate Revolving Credit Commitments then in effect. Any such reduction shall be in a minimum amount of $500,000 or a whole multiple of $500,000 in excess thereof and shall reduce permanently the relevant Commitments then in effect. Any Commitment reductions under this Section 4.2(B) shall not affect the amount of the percentage reductions required under Section 4.2(C).

         (c) If at any time the sum of the aggregate outstanding Revolving Credit Loans of all Revolving Credit Lenders exceeds the Total Revolving Credit Commitment then in effect, the Borrower shall, without notice or demand, immediately repay the Revolving Credit Loans in an aggregate principal amount equal to such excess, together with accrued and unpaid interest on the principal amount so paid or prepaid to the date of such payment or prepayment and any amounts payable under Section 4.11.

                  (d) (i) If the Borrower or any Subsidiary shall consummate a Specified Offering, except to the extent a Reinvestment Notice is delivered in respect thereof, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied no later than the date of the consummation of such Specified Offering toward the prepayment of the Revolving Credit Loans and a corresponding permanent reduction of the Total Revolving Credit Commitment as set forth in Section 4.2(e); PROVIDED, that notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Revolving Credit Loans and a corresponding permanent reduction of the Total Revolving Credit Commitment as set forth in Section 4.2(e).

                  (ii) If on any date the Borrower or any Subsidiary shall receive Net Cash Proceeds from any Asset Sale or from any Recovery Event then, except to the extent a Reinvestment

         Notice is delivered with respect to all or a specified portion of the Net Proceeds in respect thereof, an amount equal to 100% of such Net Cash Proceeds (not so specified in a Reinvestment Notice) shall be applied no later than the date of such receipt toward the prepayment of the Revolving Credit Loans and a corresponding permanent reduction of the Total Revolving Credit Commitment as set forth in Section 4.2(e); PROVIDED, that notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Revolving Credit Loans and a corresponding permanent reduction of the Total Revolving Credit Commitment as set forth in Section 4.2(E).

                  (iii) If, but for this Section 4.2(D)(III), the Borrower or any Subsidiary would be required to make any payment on account of, make an offer to purchase or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any Indebtedness of the Borrower or any Subsidiary from the proceeds of any Asset Sale, Recovery Event or Specified Offering, other than amounts payable in respect of the Obligations pursuant to this Agreement and amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on any property or asset which is the subject of such Asset Sale or Recovery Event (other than any Lien in favor of the Administrative Agent for the benefit of the Secured Parties), then an amount equal to 100% of such proceeds shall be applied no later than 10 days prior to the date any such payment, offer to purchase or setting apart of such assets would be required under the terms of any indenture or other agreement evidencing, creating or governing such Indebtedness toward the prepayment of the Revolving Credit Loans and corresponding permanent reductions of and the Total Revolving Credit Commitment as set forth in Section 4.2(E).

         (e) Amounts to be applied in connection with prepayments and Commitment reductions required by Sections 4.2(E) shall be applied, pro rata (based on the then total amount of the Total Revolving Credit Commitment) to reduce permanently the Total Revolving Credit Commitment. In the case of any reduction of the Total Revolving Credit Commitment the Borrower shall, if applicable, comply with the requirements of Section 4.2(D). The application of any prepayment to the Loans pursuant to this Section 4.2 shall be made first to ABR Loans and second to Eurodollar Loans. Each prepayment of the Loans under this
Section 4.2 shall be accompanied by accrued and unpaid interest to the date of such prepayment on the amount prepaid and any amounts payable under Section 4.11.

         4.3 FEES. (a) The Borrower agrees to pay to the Administrative Agent for the account of each relevant Lender, a commitment fee equal to 0.375% of the average daily amount of the Available Revolving Credit Commitment of such Lender.

Such commitment fee shall be (i) payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Credit Termination Date and (ii) fully earned and non-refundable upon payment thereof.

         (b) The Borrower shall pay (without duplication of any fee payable under Section 4.3(A)) to the Administrative Agent the fees provided for in the Fee Letter on the dates and in the amounts provided for therein.

         (c) The Borrower shall pay to the Administrative Agent, for the account of each Revolving Credit Lender, a letter of credit fee with respect to each Letter of Credit, computed for the period from and including the date of issuance of such Letter of Credit to the date such Letter of Credit is no longer outstanding, computed at a percentage rate per annum equal to the Applicable Margin from time to time applicable to Revolving Credit Loans bearing interest at the Eurodollar Rate, calculated on the basis of a 360-day year, consisting of twelve 30-day months, of the aggregate average daily amount available to be drawn under such Letter of Credit for the period as to which payment of such fee is made, payable on each L/C Fee Payment Date to occur while such Letter of Credit remains outstanding and on the date such Letter of Credit expires, is canceled or is drawn upon. Such fee shall be nonrefundable. In addition to the foregoing fees, the Borrower shall pay to the Issuing Lender the fees provided for in the L/C Fee Letter, in the amounts and on the dates provided for therein.

         4.4 COMPUTATION OF INTEREST AND FEES. Interest (other than interest based on the Eurodollar Rate) and commitment fees shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and interest based on the Eurodollar Rate shall be calculated on the basis of a 360-day year, consisting of twelve 30-day months. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirement shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

         4.5 CONVERSION AND CONTINUATION OPTIONS. (a) Subject to the terms and conditions hereof, the Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent an irrevocable Notice of Conversion/Continuation at least one Business Day prior to the effective date of such election, which date shall be the last day of the applicable Interest Period for such Loans. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent an irrevocable Notice of Conversion/Continuation at least three Business Days prior to the effective date of such election. Any such Notice of Conversion/Continuation concerning conversions to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such Notice, the Administrative Agent shall promptly notify each relevant Lender thereof. All or any part outstanding Eurodollar Loans and ABR Loans may be converted as provided herein.

         (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving to the Administrative Agent an irrevocable Notice of Conversion/Continuation, specifying therein the length of the next Interest Period to be applicable to such Loans, determined in accordance with the applicable provisions of the term "Interest Period" set forth in Section l.l; PROVIDED, that if the Borrower shall fail to give any such Notice, such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such Notice of Conversion/Continuation pursuant to this Section 4.5(b), the Administrative Agent shall promptly notify each relevant Lender thereof.

         4.6 MINIMUM AMOUNTS OF TRANCHES. All borrowings, conversions, continuations and payments of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $500,000 or a whole multiple of $500,000 in excess thereof. In no event shall there be more than [5] Tranches outstanding at any time.

         4.7 INABILITY TO DETERMINE INTEREST RATE/ILLEGALITY. (a) If prior to the first day of any Interest Period:

                  (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (ii) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, unless the Borrower withdraws its request on or before 2:00 p.m., Dallas, Texas time, on the Business Day next preceding the first day of the proposed Interest Period, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

         (b) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any Requirement of Law or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent such Lender may:

                  (i) declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for Eurodollars (or to convert ABR Loans to Eurodollar Loans or to continue Eurodollar Loans for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn); and

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided below.

In the event any Lender shall exercise its rights under clause (i) or (ii) of this Section 4.7(B), all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans. For purposes of this
Section 4.7(B), a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         4.8 TREATMENT AND PAYMENTS. (a) Each borrowing of Loans by the Borrower hereunder shall be made, each payment by the Borrower on account of any fees payable to the Lenders pursuant to Section 4.3(A) shall be allocated by the Administrative Agent, and any reduction of the Commitments shall be allocated by the Administrative Agent, according to the respective Revolving Credit Facility Percentages of the relevant Lenders. Subject only to Section 4.2(E), each payment (including each prepayment) by the Borrower on account of principal of and interest on any Revolving Credit Loans shall be allocated by the Administrative Agent according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the Revolving Credit Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under any Notes, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 11:00 a.m., Dallas, Texas time, on the due date thereof to the Administrative Agent, for the account of the Lenders holding the relevant Loans, as the case may be, at the Administrative Agent's office specified in Section 11.2, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. If any payment hereunder becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless, with respect to payments of Eurodollar Loans only, the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

         (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover from the Borrower, on demand, such amount with interest thereon at the rate per annum applicable to ABR Loans.

         4.9 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority or the NAIC made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof;

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar

Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender on an after tax basis for such increased cost or reduced amount receivable.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority or the NAIC made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall, within 30 calendar days after demand by such Lender, pay to such Lender such additional amount or amounts as will compensate such Lender on an after tax basis for such reduction.

         (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section 4.9, it shall promptly deliver a notice to the Borrower (with a copy to the Administrative Agent), setting forth in reasonable detail an explanation of the basis for requesting such compensation. Such notice as to any additional amounts payable pursuant to this Section 4.9 submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 30 calendar days after the Borrower's receipt thereof. Notwithstanding any other provision of this Section 4.9, each Lender shall be entitled to compensation under this
Section 4.9 for only such costs as are incurred or reductions as are suffered as to which a certificate has been delivered in accordance with the terms of this paragraph (c) within six months after such Lender obtained actual knowledge of such costs or reductions. The agreements in this Section 4.9 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         4.10 TAXES. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed with respect to net income) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any
Note). If any such non-excluded Taxes ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; PROVIDED, that the Borrower shall not be required to increase amounts payable to any Non-U.S. Lender (as defined below) if (i) at the time such Non-U.S. Lender becomes a party to this Agreement, such Non-U.S. Lender fails or is not legally able to comply with the requirements of Section 4.10(B) or (ii) after such Non-U.S. Lender becomes a party to this Agreement such Non- U.S. Lender fails to comply with the requirements of Section 4.10(B) and is legally able to do so. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original of ficial receipt (to the extent the relevant taxing authority issues such receipts) received by the Borrower or other evidence of payment thereof. If, when the Borrower is required by this Section 4.10(A) to pay any Non-Excluded Taxes, the Borrower fails to pay such Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

         (b) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America, or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871
(h) or 88 l(c) of the Code with respect to payments of "portfolio interest," Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers Form W-8, an annual certificate representing that such Non-U.S. Lender (i) is not a "bank" for purposes of Section 881(c) of the Code (and is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank in any filing with or submission made to any Governmental Authority or rating agency), (ii) is not a 10-percent shareholder (within the meaning of Section 871 (h)(3)(B) of the Code) of the Borrower and (iii) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, U.S. federal withholding tax on all payments of principal and interest by the Borrower under this Agreement and the other Loan Documents, along with such other additional forms as the Borrower or the Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) may reasonably request to establish the availability of such complete exemption. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 4.10, a Non-U.S. Lender that appropriately delivered the requisite forms to the Borrower and the Administrative Agent pursuant to this Section 4.10(B) at the time it became a party to this Agreement shall not be required to deliver any other forms pursuant to this Section 4.10(b) that such Non-U.S. Lender is not thereafter legally able to deliver.

         (c) The agreements in this Section 4.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         4.11 INDEMNITY. THE BORROWER AGREES TO INDEMNIFY EACH LENDER AND TO HOLD EACH LENDER HARMLESS FROM ANY LOSS OR EXPENSE WHICH SUCH LENDER MAY SUSTAIN OR INCUR AS A CONSEQUENCE OF (A) THE FAILURE OF THE BORROWER TO MAKE A BORROWING OF, CONVERSION INTO OR CONTINUATION OF EURODOLLAR LOANS AFTER THE BORROWER HAS GIVEN A NOTICE REQUESTING THE SAME IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, (B) THE FAILURE OF THE BORROWER TO MAKE ANY PREPAYMENT OF EURODOLLAR LOANS AFTER THE BORROWER HAS GIVEN A NOTICE THEREOF IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT OR (C) THE MAKING OF A PREPAYMENT OF EURODOLLAR LOANS ON A DAY WHICH IS NOT THE LAST DAY OF AN INTEREST PERIOD WITH RESPECT THERETO, EXCEPT WHEN SUCH FAILURE OR PREPAYMENT IS REQUIRED BY SECTION 4.7 OR
SECTION 4.9. SUCH INDEMNIFICATION MAY INCLUDE AN AMOUNT EQUAL TO THE EXCESS, IF ANY, OF (I) THE AMOUNT OF INTEREST WHICH WOULD HAVE ACCRUED ON THE AMOUNT SO PREPAID, OR NOT SO BORROWED, CONVERTED OR CONTINUED, FOR THE PERIOD FROM THE DATE OF SUCH PREPAYMENT OR OF SUCH FAILURE TO BORROW, CONVERT OR CONTINUE TO, BUT NOT INCLUDING, THE LAST DAY OF SUCH INTEREST PERIOD (OR, IN THE CASE OF A FAILURE TO BORROW, CONVERT OR CONTINUE, THE INTEREST PERIOD THAT WOULD HAVE COMMENCED ON THE DATE OF SUCH FAILURE) IN EACH CASE AT THE APPLICABLE RATE OF INTEREST FOR SUCH LOANS PROVIDED FOR HEREIN (EXCLUDING, HOWEVER, THE APPLICABLE MARGIN INCLUDED THEREIN, IF ANY) OVER (II) THE AMOUNT OF INTEREST (AS REASONABLY DETERMINED BY SUCH LENDER) WHICH WOULD HAVE ACCRUED TO SUCH LENDER ON SUCH AMOUNT BY PLACING SUCH AMOUNT ON DEPOSIT FOR A COMPARABLE PERIOD WITH LEADING BANKS IN THE INTERBANK EURODOLLAR MARKET. THIS COVENANT SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER; PROVIDED, THAT INVOICES IN RESPECT OF AMOUNTS PAYABLE PURSUANT TO THIS SECTION 4.11 MUST BE SUBMITTED NO LATER THAN THE DATE WHICH IS 60 DAYS AFTER THE TERMINATION DATE AND THE PAYMENT OF THE LOANS.

         4.12 CHANGE OF LENDING OFFICE. Each Lender agrees that if it makes any demand for payment under Section 4.9 or 4.10, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be legally, regulatorily or economically disadvantageous to it, as determined by it in good faith) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 4.9 or 4.10 or would eliminate or reduce the effect of any adoption or change described in
Section 4.9.

         4.13 REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES. The Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 4.9 or 4.10, (b) fails to fund its pro rata share of any payment to the Administrative Agent which such Lender is obligated to fund pursuant to Section 4.8(B) fails to fund its pro rata share (if any) of any borrowing requested by the Borrower which such Lender is obligated to fund pursuant to this Agreement, in each case with a replacement lender; PROVIDED that (i) such replacement does not conflict with any Requirement of Law, (ii) no Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall not have taken action under Section 4.12 which is sufficient to eliminate the continued need for payment of amounts owing pursuant to Section 4.9 or 4.10, (iv) the Borrower shall repay (or the replacement lender shall purchase, at par) all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under
Section 4.11(C) if any Eurodollar Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto unless such replacement is made under the circumstances described in clause (b) above, (vi) the replacement lender, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.6(C) (PROVIDED, that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and
(viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 4.9 or 4.10, as the case may be.

                    SECTION 5. REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and to issue Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

         5.1 FINANCIAL CONDITION. (a) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at October 31, 1997 and the related consolidated statements of operations and of cash flows for the fiscal years ended on such dates, reported on by Ernst & Young LLP, copies of which have heretofore been furnished to the Administrative Agent (with copies for each of the Lenders), present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at April 30, 1998 and the related unaudited consolidated statements of operations and of cash flows for the six-month period ended on such date (the "INTERIM STATEMENTS"), copies of which have heretofore been furnished to the Administrative Agent (with copies for each of the Lenders), present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments and the absence of complete footnote disclosure). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Except as set forth on Schedule 5.1(a-1), neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the balance sheet which is part of the Interim Statements, any material Guarantee Obligation, contingent liability or liability for Taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the Interim Statements (including the schedules and notes thereto) and which would be required by GAAP to be disclosed in any audited fiscal year-end consolidated financial statements of the Borrower and its Subsidiaries (including the schedules and notes thereto). Except as set forth on Schedule 5.1 (a-2), during the period from October 31, 1997 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Security of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at October 31, 1997. The foregoing representation and warranty is made on the Effective Date only to the knowledge of the Borrower.

         (b) (i) The pro forma financial information, budgets and projections attached hereto as Schedule 5.1(b) furnished to the Administrative Agent or any Lender by or on behalf of the Borrower or any of their respective Affiliates prior to the date of this Agreement in connection with this Agreement, the MFSNT Acquisition and the transactions contemplated hereby and thereby and (ii) all pro forma financial information, budgets and projections furnished to the Administrative Agent or any Lender in connection with or pursuant to this Agreement or any other Loan Document after the date of this Agreement and on or prior to the date on which this representation and warranty is made or deemed made, were in each case prepared and furnished to the Administrative Agent or such Lender in good faith and were based on estimates and assumptions that were believed by the management of the Borrower to be reasonable in light of the then current and foreseeable business conditions of the Borrower and the Subsidiaries and represented the Borrower's management's good faith estimate of the consolidated projected financial performance of the Borrower and the Subsidiaries based on the information available to the Responsible Offcers at the time so furnished. The Administrative Agent and the Lenders recognize that such pro forma financial information, budgets and projections and the estimates and assumptions on which they are based may or may not prove to be correct.

         (c) All Information made available to the Administrative Agent or any Lender by or on behalf of the Borrower or any of their respective Affiliates in connection with or pursuant to this Agreement or any other Loan Document on or prior to the date on which this representation and warranty is made or deemed made did not, as of the date such Information was made available, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

         5.2 FINANCIAL STATEMENTS/NO CHANGE. (a) The Financial Statements (including in each case the related schedules and notes) delivered to the Administrative Agent present fairly, in all material respects, the consolidated financial position of the Borrower and their respective Subsidiaries at the respective dates of the balance sheets included therein and the consolidated results of their operations and their consolidated cash flows for the respective periods set forth therein and have been prepared in accordance with GAAP (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of complete footnote disclosure). As of the date of any balance sheet included in such Financial Statements, none of the Borrower or any of their respective Subsidiaries had any material Guarantee Obligation, contingent liability or liability for Taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in such Financial Statements or in the schedules or notes thereto and which, with respect to any audited Financial Statements, would be required by GAAP to be disclosed therein (or in the notes and schedules thereto), and which, with respect to any interim Financial Statements, would be required by GAAP to be disclosed in any audited fiscal year-end consolidated financial statements of the Borrower and its Subsidiaries, as the case may be (or in the notes and schedules thereto).

         (b) Since October 31, 1997, except as set out in Schedule 5.6, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

         5.3 EXISTENCE; COMPLIANCE WITH LAW. The Borrower and the Subsidiaries
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or partnership power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform each of the Loan Documents to which it is a party and to grant any security interests provided for therein and, in the case of the Borrower, to borrow hereunder, and has taken all necessary action to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No action, consent or authorization of, registration or filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person (including, without limitation, any shareholder of any Loan Party or any Affiliate of any Loan Party) is required to be obtained or made by any Loan Party or any Subsidiary of any Loan Party in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents other than (a) the filings and notices required by the Pledge Agreements and Security Agreements in the filing offices identified therein or to the Persons identified therein and (b) such as have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party thereto enforceable against each such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

         5.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or be in conflict with, result in a breach of, constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to accelerate any material obligation under any Contractual Obligation of the Borrower or of any Subsidiary and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or any revenues, income or profits therefrom, whether now owned or hereafter acquired, pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to the Security Documents).

         5.6 NO MATERIAL LITIGATION. Except as set out in Schedule 5.6, no Litigation is pending or, to the knowledge of the Borrower, threatened by or against the Borrower, or any Subsidiary or against any of their respective properties, revenues, income or profits therefrom (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) as to which there is a reasonable possibility of an adverse determination and, that if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.7 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

         5.8 OWNERSHIP OF PROPERTY; INTELLECTUAL PROPERTY. (a) Each of the Borrower and the Subsidiaries has good record and indefeasible title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, a valid leasehold interest in, or a valid right to use, all its other property and assets which are material to the operations of its businesses, in each case subject only to Permitted Liens.

         (b) (i) Each of the Borrower and the Subsidiaries has complied with all obligations under all leases to which it is a party and all such leases are in full force and effect and (ii) each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such leases under which it is a tenant, in each case except where the failure to comply or to enjoy such possession, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (c) Each of the Borrower and the Subsidiaries owns, or otherwise has the right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "INTELLECTUAL PROPERTY") necessary for the conduct of its business as currently conducted except for those which the failure to own or have the right to use could not reasonably be expected to have a Material Adverse Effect. Except for such claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any claim. Except for such infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Borrower, the use of such Intellectual Property by the Borrower and the Subsidiaries does not infringe on the rights of any Person.

         5.9 NO BURDENSOME RESTRICTIONS. No Contractual Obligation of the Borrower or any Subsidiary could reasonably be expected to have a Material Adverse Effect and, since the date of this Agreement, there has been no adoption of or any change in any Requirement of Law or in the interpretation or application thereof which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.10 TAXES. (a) (i) The Borrower and the Subsidiaries has filed or caused to be filed all income tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all Taxes shown to be due and payable by it on said returns and all other material Taxes (collectively, the "SPECIFIED TAXES") imposed on it or any of its property or assets due and payable by it and (ii) to the knowledge of the Borrower, no material claim is being asserted with respect to any Specified Tax, other than, in each case with respect to this clause (a), Specified Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or the relevant Subsidiary, as the case may be, and (b) no Liens have been filed and remain of record with respect to any Taxes aggregating $1,000,000 or more.

         5.11 FEDERAL REGULATIONS. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan has been or will be used by the Borrower or any Subsidiary, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board including Regulations G, U and X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-l referred to in said Regulation G or Regulation U, as the case may be.

         5.12 ERISA. Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect: (a) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the six-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code; (b) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such six-year period; (c) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefits;
(d) neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; and (e) no such Multiemployer Plan is in Reorganization or Insolvent.

         5.13 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company" which is required to be registered under, or a "person directly or indirectly controlled by or acting of behalf of " and "investment company" which is required to be registered under, the Investment Company Act of 1940. No Loan Party is a "holding company" within the meaning of, or subject to regulation under, the Public Utility Company Act of 1935. No Loan Party is subject to regulation under any other federal or state statute or regulation which limits its ability to incur Indebtedness under this Agreement or the other Loan Documents.

         5.14 SUBSIDIARIES. All Subsidiaries of the Borrower (and the respective direct or indirect ownership interests of the Borrower therein) as of the Effective Date are listed on Schedule 5.14. Except as permitted by Section 8.15(c), each Subsidiary is a Wholly Owned Subsidiary.

         5.15 PURPOSE OF LOANS. The proceeds of the Revolving Credit Loans will be used by the Borrower to (i) repay all of the Indebtedness outstanding under (and permanently terminate any commitments thereunder) the Existing Bank Facility and the NationsBank Existing Credits; (iii) finance working capital, Capital Expenditures, Subject Acquisitions and other lawful general corporate purposes and (iv) such other purposes to which the Majority Lenders have given their prior written consent; PROVIDED, however that not more than $3,500,000 in the aggregate of Revolving Credit Loans will be used as Investments in, or to finance working capital or be used for general corporate purposes, of Subsidiaries other than Restricted Subsidiaries; and provided, further, that not more than $5,000,000 in the aggregate of Revolving Credit Loans may be used to finance Subject Acquisitions.

         5.16 CERTAIN REGULATORY MATTERS. Except as, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

                  (a) the Borrower and the Subsidiaries possess all Authorizations necessary to own and operate their respective businesses and are not in violation thereof. All such Authorizations are in full force and effect and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination prior to scheduled termination, or material and adverse modification, of any such Authorizations;

                  (b) there is not pending or, to the best knowledge of the Borrower, threatened, any action by the FCC to revoke, cancel, suspend or refuse to renew any FCC License held by the Borrower or any Subsidiary. There is not pending or, to the best knowledge of the Borrower, threatened, any action by the FCC to modify adversely, revoke, cancel, suspend or refuse to renew any other Authorization held by the Borrower or any Subsidiary; and

                  (c) there is not issued or outstanding or, to the best knowledge of the Borrower, threatened, any notice of any hearing, violation or complaint against the Borrower or any Subsidiary with respect to the operation of any portion of the their respective businesses and Properties and the Borrower has no knowledge that any Person intends to contest renewal of any Authorization.

         5.17 ENVIRONMENTAL MATTERS. (a) The properties now or formerly owned or operated by the Borrower and the Subsidiaries (the "PROPERTIES") do not, to the best of the knowledge of the Borrower and its Subsidiaries, contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, or (ii) could give rise to liability under, Environmental Laws resulting from any Release of Hazardous Materials during the Borrower's or any Subsidiary's ownership or operation of the properties or, to the knowledge of the Borrower, at any other time, which violations and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (iii) could reasonably be expected to impair materially the fair saleable value thereof.

         (b) The Properties and all operations of the Borrower and the Subsidiaries are in compliance, and, to the extent the Borrower or any Subsidiary owned or operated such Properties in the past three years, in the last three years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained are in effect, except to the extent that such noncompliance or failure to obtain any necessary permits in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (c) During the time of the Borrower's or any Subsidiary's ownership or operation of the properties and, to the knowledge of the Borrower, at any other time, there have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower or any Subsidiary, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         (d) Neither the Borrower nor any Subsidiary has received any Environmental Claim in connection with the Properties or the operations of the Borrower or any Subsidiary or with regard to any Person whose liabilities for environmental matters the Borrower or any Subsidiary has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Borrower or any Subsidiary have reason to believe that any such notice will be received or is being threatened.

         (e) Hazardous Materials have not been transported from the Properties by the Borrower or any Subsidiary or, to the knowledge of Borrower, any other party, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any other Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law that would constitute a Material Adverse Effect, nor have the Borrower or any Subsidiary retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         5.18 SECURITY DOCUMENTS. (a) Each Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties named therein, a legal, valid and enforceable security interest in the Pledged Securities (as defined in the Pledge Agreement) and proceeds thereof and, when the Collateral is delivered to the Administrative Agent, such Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person.

         (b) Each Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties named therein, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and proceeds thereof and, when financing statements in appropriate form as filed in the offices specified in the Perfection Certificates, such Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 8.3.

         5.19 SOLVENCY. As of the date on which this representation and warranty is made or deemed made, each Loan Party is Solvent, both before and after giving effect to the transactions contemplated hereby consummated on such date and to the incurrence of all Indebtedness and other obligations incurred on such date in connection herewith and therewith.

         5.20 YEAR 2000 MATTERS. (a) The Borrower has (i) begun analyzing the operations of the Borrower and its Subsidiaries and Affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999) and (ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. The Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its Subsidiaries and Affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (b) The Borrower reasonably believes any suppliers and vendors that are material to the operations of the Borrower and its Subsidiaries and Affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (c) The Borrower will promptly notify the Administrative Agent if the Borrower determines that any computer application which is material to the operations of the Borrower, its Subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

                        SECTION 6. CONDITIONS PRECEDENT.

         6.1 CONDITIONS TO INITIAL LOANS. The obligation of each Lender to make the initial Loans requested to be made by it and the obligation of the Issuing Lender to issue any Letter of Credit are subject to (i) the representations and warranties contained in Section 5 being true and correct in all material respects on the date such Loans are made, (ii) receipt by the Administrative Agent, prior to or concurrently with the making of such Loans, of the documents described below, each (other than the L/C Fee Letter) in form and substance satisfactory to the Lenders, and (iii) satisfaction, prior to or concurrently with the making of such Loans, of the other conditions precedent set forth below, each in a manner satisfactory to the Lenders:

                  (a) CREDIT AGREEMENT. This Agreement, duly executed and delivered by the Borrower.

                  (b) NOTES. The Revolving Credit Notes, duly executed and delivered by the Borrower and payable to the order of each Lender, dated the date of this Agreement.

                  (c) GUARANTY AGREEMENT. The Guaranty Agreement, duly executed and delivered by each Restricted Subsidiary.

                  (d) SECURITY AGREEMENTS. The Security Agreements, duly executed and delivered by the Borrower and each Restricted Subsidiary.

                  (e) PLEDGE AGREEMENTS. The Pledge Agreements and the Acknowledgment and Consents and Notices to Issuer of Pledged Notes, duly executed and delivered by the Borrower and each applicable Restricted Subsidiary.

                  (f) INTERCOMPANY NOTES. The Intercompany Notes, each duly executed by the applicable Subsidiary dated as of the date of this Agreement, and all other promissory notes pledged under the Pledge Agreements to the Administrative Agent for the benefit of the Secured Parties, in each case duly endorsed in blank by the payee thereunder.

                  (g) PLEDGED STOCK; STOCK POWERS. Certificates representing 100% ofthe shares of Capital Securities pledged pursuant to the Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the applicable Loan Party.

                  (h) UCC FINANCING STATEMENTS. All UCC financing statements deemed necessary or appropriate by the Administrative Agent to perfect the Liens in favor of the Administrative Agent for the benefit of the Secured Parties, duly executed by the appropriate Loan Party, to be recorded with the appropriate filing offices.

                  (i) OTHER ACTIONS TO PERFECT LIENS. All other actions necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens in favor of the Administrative Agent for the benefit of the Secured Parties shall have been completed.

                  (j) LIEN SEARCHES. The results of a recent search by a Person satisfactory to the Administrative Agent of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower or its Subsidiaries in each of the jurisdictions in which financing statements will be filed to perfect the security interests granted pursuant to the Loan Documents, and such search shall reveal that no judgment or state or federal tax Liens have been filed and remain in effect against any Loan Party or any Collateral, and that no UCC financing statements or other notifications or filings have been filed and remain in effect against any Loan Party or any Collateral, other than (i) those for which the Administrative Agent has received an appropriate release, termination or satisfaction or (ii) Permitted Liens.

                  (k) CANCELLATION OF LIENS. Evidence that all Liens other than Permitted Liens have been canceled and released, including duly executed releases and UCC-3 financing statements in recordable form and otherwise in form and substance satisfactory to the Administrative Agent.

                  (1) EXISTENCE, GOOD STANDING AND AUTHORITY. Original certificates of existence and good standing, dated not more than 10 days prior to the date hereof, as applicable from appropriate officials of each Loan Party's respective state of incorporation and certificates of good standing and authority to do business, dated not more than 10 days prior to Effective Date, from appropriate officials of any and all jurisdictions where each Loan Party's property or business makes qualification to transact business therein necessary and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

                  (m) RESOLUTIONS. Copies of resolutions of each Loan Party approving this Agreement and the other Loan Documents to which such Loan Party is a party and authorizing the transactions contemplated herein and therein, duly adopted at a meeting of, or by the unanimous written consent of, the Board of Directors of such Loan Party.

                  (n) CHARTER DOCUMENTS. A copy of all Charter Documents (including, without limitation, all certificates of merger) of each Loan Party. The articles/certificate of incorporation of each Loan Party shall be accompanied by an original certificate issued by the Secretary of the State of incorporation of such Loan Party, dated not more than 10 days prior to the date hereof, certifying that such copy is correct and complete.

                  (o) CLOSING CERTIFICATE. A Closing Certificate of each Loan Party, dated the date of this Agreement, substantially in the form of Exhibit N, together with the identified attachments, duly executed by a Responsible Officer and the Secretary or any Assistant Secretary of the applicable Loan Party.

                  (p) INSURANCE. Certificates of insurance naming the Administrative Agent as loss payee for the benefit of the Lenders and naming the Administrative Agent and the Lenders as additional insureds, as required by Section 7.5.

                  (q) PERFECTION CERTIFICATE. A Perfection Certificate, dated the date of this Agreement, duly executed by the Loan Parties.

                  (r) COMPLIANCE CERTIFICATE. A Compliance Certificate, dated the date of this Agreement, duly executed by a Responsible Officer of the Borrower, evidencing that no Default exists both before and after giving effect to the transactions contemplated hereby.

                  (s) OPINIONS OF COUNSEL. Original executed opinions, dated the date of this Agreement, (i) from Gunster, Yoakley, Valdes-Fauli & Stewart, counsel to the Borrower, substantially in the form of Exhibit O, and (ii) from such local counsel to the Loan Parties as the Administrative Agent may require in respect of the Security Documents, each in form and substance satisfactory to the Administrative Agent.

                  (t) FEES. The Administrative Agent and the Lenders shall have received (i) all fees and expenses that are due and payable on or before the date such Loans are made pursuant to this Agreement or the Fee Letter and (ii) an amount equal to the estimated fees and expenses of Baker & Botts, L.L.P. incurred in connection with the preparation, examination, negotiation, execution and delivery of this Agreement, the other Loan Documents and the consummation of the transactions contemplated by the foregoing.

                  (u) L/C FEE LETTER. The L/C Fee Letter, duly executed and delivered by the Borrower.

                  (v) PRO FORMA FINANCIAL STATEMENTS/PRO FORMA COMPLIANCE CERTIFICATE. The Administrative Agent and the Lenders shall have received pro forma financial statements for the Borrower based on the preceding four fiscal quarters of the Borrower and its Subsidiaries, giving effect to the borrowings requested under this Section 6.1, and all transactions (including financings and fees and expenses) relating to the foregoing, consisting of a consolidated balance sheet as at the end of the most recently ended fiscal quarter of the Borrower and the related consolidated statements of operations and cash flows for such period of four fiscal quarters, together with a Pro Forma Compliance Certificate, giving effect to the borrowings requested under this
         Section 6.1 and all transactions relating to the foregoing.

                  (w) CONSENT AND WAIVER BY HOLDERS OF 12% SUBORDINATED NOTES. The Administrative Agent shall have received a copy of the written consent of the holders of the 12% Subordinated Notes to the transactions contemplated hereby.

                  (x) REPAYMENT, REPURCHASE, REDEMPTION AND/OR CANCELLATION OF INDEBTEDNESS. All Indebtedness and all other obligations outstanding with respect to the Existing Bank Facility, and the NationsBank Existing Credits and all other Indebtedness not permitted by Section
         8.2 shall have been paid or otherwise discharged in full, and all Liens created in connection therewith shall have been either terminated or assigned to the Administrative Agent for the benefit of the Secured Parties.

                  (y) GOVERNMENTAL AND THIRD PARTY APPROVALS. All material Authorizations and third-party approvals in connection with the transactions contemplated by the Loan Documents shall have been obtained and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on the transactions contemplated by the Loan Documents and copies of all such Authorizations and third-party approvals shall be delivered to the Administrative Agent.

                  (z) NO MATERIAL LITIGATION. Except as set out in Schedule 5.6, no Litigation, including, without limitation, any injunction or restraining order, shall be pending, entered or threatened in writing which could reasonably be expected to (i) have a Material Adverse Effect or (ii) materially and adversely affect the issuance of the Notes or the Borrower's and its Subsidiaries' performance of their obligations under the Loan Documents.

                  (aa) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any change, development or event which could reasonably be expected to
         (i) have a Material Adverse Effect or (ii) materially and adversely affect the issuance of the Notes or the Borrower's and its Subsidiaries' performance of their obligations under the Loan Documents.

                  (bb) NO MATERIAL ADVERSE INFORMATION. The Lenders shall not have become aware of any previously undisclosed materially adverse information with respect to the ability of the Loan Parties to perform their respective obligations under the Loan Documents in any material respect or the rights and remedies of the Lenders.

                  (cc) NO MATERIAL DEFAULT UNDER OTHER AGREEMENTS. There shall exist no event of default (or condition which would constitute such an event of default with the giving of notice or the passage of time) under any Capital Security or any lease agreements or other material Contractual Obligations of the Borrower or any of its Subsidiaries.

                  (dd) ADDITIONAL DOCUMENTATION. All other documentation, including, without limitation, any employment agreement, management compensation arrangement or other financing arrangement of the Borrower or any Subsidiary shall be reasonably satisfactory in form and substance to the Lenders.

                  (ee) ALL PROCEEDINGS SATISFACTORY. All corporate and other proceedings taken prior to or at the closing in connection with the transactions contemplated by this Agreement, the other Loan Documents and all documents and evidences incident thereto shall be satisfactory in form and substance to the Lenders, and the Lenders shall have received such copies thereof and such other materials (certified, if requested) as they may have reasonably requested in connection therewith.

                  (ff) FINANCIAL STATEMENTS. A copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at October 31, 1997 and the related statements of operations, stockholders' equity (deficit) and cash flows for such year (including consolidating statements for the Borrower and its consolidated Subsidiaries), setting forth, in each case in comparative form the figures for the previous year, and the schedules and notes related thereto, prepared in accordance with GAAP and reported on without qualification by an independent certified public accounting firm of nationally recognized standing.

                  (gg) CIBC ASSIGNMENT AND ACCEPTANCE. Canadian Imperial Banking Corporation (or an affiliate thereof) shall have executed and delivered an Assignment and Acceptance (in the form attached hereto as Exhibit B) covering 50% of the Commitments.

         6.2 CONDITIONS TO EACH LOAN FOR A SUBJECT ACQUISITION. The obligation of each applicable Lender to make Loans to finance any Subject Acquisition is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans on the applicable funding date, of the following conditions precedent, each in a manner reasonably satisfactory to the Lenders:

                  (a) INITIAL CONDITIONS SATISFIED. Each of the conditions set forth in Section 6.1 shall have been satisfied and shall continue to be satisfied on the date of such Loans.

                  (b) PRO FORMA FINANCIAL STATEMENTS/COMPLIANCE CERTIFICATE. The Lenders (through the Administrative Agent) shall have received (i) pro forma financial statements for the preceding four fiscal quarters of the Borrower for which Financial Statements have then most recently been delivered to the Lenders pursuant to Section 7.1(a) or (b), giving effect to the Subject Acquisition, consisting of a consolidated balance sheet as at the end of such four fiscal quarter period and the related consolidated statements of operations and cash flows for such period of four fiscal quarters and the notes related thereto, together with a Pro Forma Compliance Certificate, giving effect to such Subject Acquisition demonstrating that no Default exists both before and after giving effect to the Subject Acquisition and the transactions contemplated thereby and (ii) a "Sources and Uses" table.

                  (c) GOVERNMENTAL AND THIRD PARTY APPROVALS. All material Authorizations and third party approvals necessary or appropriate in connection with the Subject Acquisition shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on the Subject Acquisition or the financing thereof.

                  (d) NO MATERIAL LITIGATION. No Litigation, injunction or restraining order shall be pending, entered or threatened in writing which would reasonably be expected to have a material adverse effect on the Subject Acquisition.

                  (e) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any change, development or event which would reasonably be expected to have a Material Adverse Effect and the applicable Lenders shall not have become aware of any materially adverse information with respect to the Subject Acquisition.

                  (f) ACQUISITION CRITERIA SATISFIED. All Acquisition Criteria shall have been fully satisfied.

                  (g) APPRAISALS. The applicable Lenders shall have copies of all appraisals made available to the Borrower or conducted by or on behalf of the Borrower with respect to the Subject Acquisition.

                  (h) ENVIRONMENTAL AUDITS. The Lenders shall have received copies of all environmental audits made available to the Borrower or conducted by or on behalf of the Borrower with respect to the Subject Acquisition.

                  (i) CONSUMMATION OF ACQUISITION. The applicable Lenders shall have received satisfactory evidence that the Subject Acquisition shall have been consummated prior to or concurrently with the making of the Revolving Loans or Acquisition Loans, as applicable.

                  (j) ADDITIONAL LOAN DOCUMENTS. The appropriate Persons shall have executed and delivered to the Administrative Agent the Loan Documents required by Section 7.9, together with certificates and documents of the types described in Section 6.1(f), (g), (h), (i), (j),
         (k), (l), (m), (n), (o), (p), (q), (r), (s), (t), (u), (v) and (x), as
         applicable, with respect to the enterprise to be acquired and the applicable Loan Parties.

                  (k) ALL PROCEEDINGS SATISFACTORY. All corporate and other proceedings taken prior to or at the closing in connection with the Subject Acquisition and all documents and evidences incident thereto shall be reasonably satisfactory in form and substance to the applicable Lenders, and such Lenders shall have received such copies thereof and such other materials (certified, if requested) as they may have reasonably requested in connection therewith.

                  (l) MAXIMUM UTILIZATION. After giving effect to the Loans to finance the Subject Acquisition, the aggregate amount of Revolving Credit Loans made for the purpose of financing Subject Acquisitions does not exceed $5,000,000.

                  (m) OTHER CONDITIONS. The satisfaction of such other conditions as the applicable Lenders may reasonably require, including, without limitation, evidence satisfactory to the Administrative Agent that such Indebtedness may be incurred under any debt security, indenture or other agreement evidencing, creating or governing any other Indebtedness of the Borrower or any Subsidiary.

         6.3 CONDITIONS TO ALL LETTERS OF CREDIT. The agreement of the Issuing Lender to issue the Letter of Credit requested to be issued by it on any date (including, without limitation, the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent:

                  (a) INITIAL CONDITIONS SATISFIED. Each of the conditions precedent set forth in Section 6.1 shall have been satisfied and shall continue to be satisfied on the date of issuance of such Letter of Credit.

                  (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, after giving effect to such Letter of Credit and the proposed use thereof.

                  (c) NO DEFAULT. No Default shall have occurred and be continuing on such date or would occur after the issuance of such Letter of Credit on such date and after giving effect to the proposed use thereof.

Upon the issuance of each Letter of Credit hereunder, the Borrower shall be deemed to have represented and warranted as of the date of such issuance that the conditions contained in this Section 6.3 have been satisfied.

         6.4 CONDITIONS TO ALL LOANS. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loans) is subject to the satisfaction of the following conditions precedent:

                  (a) INITIAL CONDITIONS SATISFIED. Each of the conditions set forth in Section 6.1 shall have been satisfied and shall continue to be satisfied on the date of such Loans.

                  (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the extension of credit requested to be made on such date and the proposed use of the proceeds thereof.

                  (c) NO DEFAULT. No Default shall have occurred and be continuing on such date or after the making of the Loans requested to be made on such date and the proposed use of the proceeds thereof.

                  (d) NOTICE OF BORROWING/PRO FORMA COMPLIANCE CERTIFICATE. The Borrower shall have submitted a Pro Forma Compliance Certificate and a Notice of Borrowing in accordance with Section 2.2 and shall certify in the Notice of Borrowing to the matters set forth in Section 6.4(A) THROUGH (C).

Each borrowing by the Borrower hereunder (including the initial Loans) shall constitute a representation and warranty by the Borrower as of the date such Loans are made that the conditions contained in this Section 6.4 have been satisfied.

         6.5 CONDITIONS TO CONVERSIONS OR CONTINUATIONS. Eurodollar Loans may be continued as Eurodollar Loans at the end of the applicable Interest Period and ABR Loans may be converted to Eurodollar Loans, subject to the satisfaction of the following conditions precedent (i) on the last day of the applicable Interest Period or (ii) on the applicable conversion date, as applicable:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, after such conversion or continuation.

                  (b) NO DEFAULT. No Default shall have occurred and be continuing on such date.

                        SECTION 7. AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as any Commitment remains in effect, any Loan shall be outstanding or any other Obligation is due and payable to any Lender or under any other Loan Document the Borrower shall and (except in the case of Sections 7.1, 7.2, 7.7 and 7.10) shall cause each Subsidiary to:

         7.1 FINANCIAL STATEMENTS. Furnish to the Administrative Agent (with copies for each of the Lenders):

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of (i) the consolidated balance sheet of the Borrower and its consolidated Subsidiaries and (ii) the consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related statements of operations, stockholders' equity (deficit) and cash flows for such year (including consolidating statements for the Borrower and its consolidated Subsidiaries), setting forth in each case in comparative form the figures for the previous year, and the schedules and notes related thereto, prepared in accordance with GAAP and reported on without qualification, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of (i) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries and
         (ii) the unaudited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter, and, in each case, the related unaudited statements of operations, stockholders' equity and cash flows for such quarter and the portion of the fiscal year ended with such quarter (including consolidating statements for the Borrower and its consolidated Subsidiaries), setting forth in each case in comparative form the figures for the previous year, prepared in accordance with GAAP and certified by the Chief Financial Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of complete footnote disclosure); and

                  (c) as soon as available, but in any event not later than 45 days after the end of each calendar month (other than any January, April, July and October), a copy of the unaudited consolidated and consolidating balance sheets ofthe Borrower and its consolidated Subsidiaries as at the end of such calendar month and the related unaudited consolidated and consolidating statements of operations, stockholders' equity and of cash flows for such month and the portion of the fiscal year then ended with such month, setting forth in each case in comparative form figures for the previous year, prepared in accordance with GAAP and certified by the Chief Financial Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of complete footnote disclosure).

         7.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Administration Agent (with copies for each of the Lenders):

                  (a) concurrently with the delivery of the Financial Statements referred to in Section 7.1(A), a certificate of the independent certified public accountants reporting on such Financial Statements stating that in making the examination necessary for such report nothing has come to their attention that would lead them to believe that any Default has occurred, except as specified in such certificate;

                  (b) concurrently with the delivery of the Financial Statements referred to in Sections 7.1(A) AND (B), a Compliance Certificate executed by the Chief Financial Of ficer of the Borrower, certifying as to, among other matters, compliance by the Borrower with Sections 8.1, 8.2, 8.3 AND 8.8;

                  (c) not later than sixty (60) days after the end of each fiscal year of the Borrower, a copy of the operating and capital budget of the Borrower and the Subsidiaries for such fiscal year and a copy of projections for operating performance and sources and uses of cash of the Borrower and the Subsidiaries for the next succeeding four fiscal years;

                  (d) without duplication of the Financial Statements delivered pursuant to Section 7.1, within five days after the same are sent, copies of all financial statements, reports and other materials which the Borrower sends generally to the holders of any class of its debt or equity securities in their capacities as such holders, and within five days after the same are filed, copies of all financial statements, reports and other materials which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                  (e) promptly, such additional financial and other information as any Lender may (acting through the Administrative Agent) from time to time reasonably request.

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


         7.3 PAYMENT OF OBLIGATIONS AND TAXES. Pay its Indebtedness and other material obligations promptly and in accordance with their respective terms and pay and discharge promptly when due all Taxes imposed upon it or upon its revenues, income or profits or in respect of its property or assets, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof, in each case before the same shall become delinquent or in default; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such Tax or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP.

         7.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. ETC. (a) Subject to Section 8.17 and except as otherwise permitted by Section 8.4, (i) continue to engage in business of the same type as is contemplated to be conducted by it and other Permitted Lines of Business, (ii) preserve, renew and keep in full force and effect its organizational existence and (iii) take all reasonable action to keep and maintain all material rights, privileges and franchises necessary in the normal conduct of its business except to the extent that the failure to keep and maintain individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         (b) Comply with all Contractual Obligations and applicable Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         7.5 MAINTENANCE OF PROPERTY; INSURANCE. Cause all properties and assets necessary for the conduct of its business or the business of any Subsidiary to be maintained and kept in such condition, repair and working order as is necessary for the conduct of its business and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, as promptly as is reasonably practicable; PROVIDED, that nothing in this Section shall prevent the Borrower or any Subsidiary from discontinuing the operation or maintenance of any such properties if such discontinuance is, as determined by the Borrower or such Subsidiary in good faith, desirable in the conduct of its business or the business of any Subsidiary; maintain with financially sound and reputable insurance companies insurance concerning its property and business in at least such amounts and against at least such casualties, risks and contingencies as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, such information as to the insurance carried as is requested. All policies of insurance shall be in such form and with such deductibles as are satisfactory to the Administrative Agent. The Borrower shall deliver to the Administrative Agent each year a certificate of insurance for each policy of insurance and evidence of payment of all premiums therefor. With respect to property or casualty policies, such policies of insurance and the certificates evidencing the same shall contain endorsements, in form and substance acceptable to the Administrative Agent, showing losses payable to the Administrative Agent for the benefit of the Secured Parties, as its interest may appear. With respect to liability policies, such policies of insurance and the certificates evidencing the same shall contain endorsements listing the Administrative Agent and the Secured Parties as additional insureds, as their respective interests may appear. Such endorsements or an independent instrument furnished to the Administrative Agent shall provide that the insurance companies providing such insurance will give the Administrative Agent at least thirty days prior written notice before any such policy or policies of insurance expire or before a payment is made in the case of loss or damage.

         7.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep and maintain a system of accounting established and administered in accordance with good accounting practices and keep and maintain proper books of record and accounts; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours and as often as may reasonably be requested and upon reasonable notice and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with of ficers and employees of the Borrower and its Subsidiaries and with their independent certified public accountants (PROVIDED, that the Borrower shall have been given reasonable advance notice of, and an opportunity to have one or more representatives designated by it participate in, any such discussion with any such officer or independent accountant).

         7.7 NOTICES. Promptly after the Borrower has knowledge thereof, give notice to the Administrative Agent of:

                  (a) the occurrence of any Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any Subsidiary, (ii) Environmental Claim or (iii) Litigation between the Borrower or any Subsidiary and any Governmental Authority, which in any such case, or when aggregated with all other such defaults, events of default, Environmental Claims or Litigation matters, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any Litigation affecting the Borrower or any Subsidiary
         (i) which could reasonably be expected to result in an adverse judgment of $1,000,000 or more and not covered by insurance or an indemnity acceptable to the Administrative Agent or (ii) in which injunctive or similar relief is sought which in the case of this clause (ii) could reasonably be expected to materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

                  (d) the following events which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, as soon as possible and in any event within 30 days after the Borrower knows thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any

         Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                  (e) any Recovery Event (whether one such event or a series of related events) involving property and assets of the Borrower or any Subsidiary having a Fair Market Value in excess of $500,000; and

                  (f) except for developments or events affecting the communication network service business generally, any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action is proposed to be taken with respect thereto.

         7.8 ENVIRONMENTAL LAWS. (a) Comply with, and use reasonable efforts to require compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use reasonable efforts to require that all tenants and subtenants obtain and comply with and maintain, any and all Authorizations required by applicable Environmental Laws except, in each case, to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

         (b) Comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings.

         7.9 COLLATERAL. Execute any and all documents, financing statements, agreements and instruments, and take all action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust), that may be required under any applicable Requirement of Law, or which the Majority Lenders or the Administrative Agent may reasonably request in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests and Liens created or purported to be created by the Security Documents. In addition, the Borrower will cause (i) each subsequently acquired or organized Subsidiary (contemporaneously with such acquisition or organization) to execute a Supplement to Guaranty in favor of the Administrative Agent and (ii) at the cost and expense of the Borrower, cause such newly acquired or organized Subsidiary and each existing Subsidiary acquiring any assets or properties to secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to such of its assets and properties as the Administrative Agent or the Majority Lenders shall designate (it being understood that it is the intent of the parties and the agreement of the Borrower that the Obligations shall be secured by, among other things, substantially all the property and assets (now or hereafter acquired) of the Borrower and the Subsidiaries (now or hereafter acquired or created), including, without limitation, real and other properties acquired subsequent to the Effective Date).

Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Administrative Agent, and the Borrower will deliver or cause to be delivered to the Administrative Agent, for the benefit of the Lenders, all such instruments and documents (including, without limitation, a Perfection Certificate, legal opinions, title insurance policies, surveys and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this
Section 7.9. The Borrower agrees to provide from time to time such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

         7.10 COMPLIANCE CERTIFICATES. Any Compliance Certificate or Restricted Payment Compliance Certificate delivered to the Administrative Agent pursuant to this Agreement from and after the date of the execution and delivery of an acquisition agreement for a Subject Acquisition, and prior to the consummation of such Subject Acquisition (unless such Subject Acquisition has been abandoned), shall be prepared on a pro forma basis, giving effect to such Subject Acquisition.

                          SECTION 8. NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as any Commitment remains in effect, any Loan is outstanding, or any other Obligation is due and payable to any Lender or under any other Loan Document, the Borrower shall not, and the Borrower shall not permit any Subsidiary to, directly or indirectly:

         8.1 FINANCIAL COVENANTS.

                  (a) LEVERAGE RATIOS. (i) Permit the Total Leverage Ratio of the Borrower and its Subsidiaries at the end of any fiscal quarter of the Borrower ending during any period set forth below to be greater than the ratio set forth opposite such period below:

                           PERIOD                          RATIO
                           ------                          -----
                     Effective Date through 10/30/l998 3.70 to 1.00
                     10/31/1998 through 04/29/1999     3.50 to 1.00
                     04/30/1999 through 01/31/2000     3.25 to 1.00
                     2/01/2000 and thereafter          3.00 to 1.00

                  (ii) Permit the Senior Leverage Ratio of the Borrower and its Subsidiaries at the end of any fiscal quarter of the Borrower ending during any period set forth below to be greater than the ratio set forth opposite such period below:

                           PERIOD                          RATIO
                           ------                          -----
                    Effective Date through O4/29/1999   3.00 to 1.00
                    04/30/1999 through 01/31/2000       2.75 to 1.00
                    02/01/2000 and thereafter           2.50 to 1.00

                  (b) INTEREST COVERAGE. Permit the Interest Coverage Ratio of the Borrower at the end of any fiscal quarter of the Borrower to be less than 2.00 to 1.00.

                  (c) FIXED CHARGE RATIO. Permit the Fixed Charge Ratio of the Borrower and its Subsidiaries at the end of any fiscal quarter of the Borrower to be less than 1.50 to 1.00.

                  (d) CURRENT RATIO. Permit the Current Ratio of the Borrower and its Restricted Subsidiaries at the end of any fiscal quarter of the Borrower to be less than 2.50 to 1.00.

         8.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness of the Borrower or any Subsidiary, except:

                  (a) Indebtedness under this Agreement and the Guarantee Obligations of the Subsidiaries with respect thereto;

                  (b) Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary of the Borrower; PROVIDED, that any such Indebtedness shall (i) not be subordinated to any other Indebtedness of the Borrower or such Restricted Subsidiary other than the Obligations and (ii) be evidenced by an Intercompany Note pledged to the Administrative Agent pursuant to the Borrower's Pledge Agreement or a Subsidiary's Pledge Agreement, as applicable;

                  (c) Indebtedness of the Borrower and any Restricted Subsidiary constituting obligations under Capital Leases or secured by Liens permitted by clause (f) of the definition of "Permitted Liens" contained in Section 1, in an aggregate principal amount at any one time outstanding not to exceed $3,000,000.00.

                  (d) Interest Rate Hedge Agreements entered into by the Borrower for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness of the Borrower that is permitted by this Section 8.2; PROVIDED, that the notional principal amount of the obligations under any such Interest Rate Hedge Agreement does not exceed the principal amount of the Indebtedness to which such Interest Rate Hedge Agreement relates;

                  (e) the 12% Subordinated Notes; and

                  (f) other unsecured Indebtedness of the Borrower not in excess of $1,000,000 outstanding at any time in the aggregate.

         8.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.

         8.4 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or, except with the prior consent of the Majority Lenders, make any material change in its method of conducting business as of the Effective Date, except:

                  (a) so long as no Default would occur after giving effect thereto: (i) any Wholly Owned Subsidiary may be merged with or into the Borrower (PROVIDED, that the Borrower shall be the continuing or surviving Person) or with or into any other Wholly Owned Subsidiary; and (ii) any consolidation of any Person with any Wholly Owned Subsidiary or any merger of any Person with the Borrower or any Wholly Owned Subsidiary (PROVIDED, that the Borrower or such Wholly Owned Subsidiary, as the case may be, shall be the continuing or surviving Person) in connection with the consummation of any Subject Acquisition made in accordance with Section 8.8;

                  (b) so long as no Default would occur after giving effect thereto, any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) (i) to the Borrower or any Wholly Owned Subsidiary or (ii) in a transaction permitted by Section 8.5; and

                  (c) the MFSNT Acquisition.

         8.5 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, exchange, transfer or otherwise dispose of (whether in one or a series of transactions) any of its property, businesses assets or Capital Securities or any interest in any of them (including, without limitation, any revenues, income and profits and leasehold interests), whether now owned or hereafter acquired or enter into any agreement to do any of the foregoing (a "Disposition," it being understood that collateral assignments shall not constitute "Dispositions"), except:

                  (a) the sale in the ordinary course of business of assets held for resale in the ordinary course of business or the trade-in or replacement of assets in the ordinary course of business;

                  (b) the issuance or sale by the Borrower of its Capital Securities, subject to the provisions of Sections 4.2(D)(I) AND 8.7; and

                  (c) Dispositions pursuant to transactions permitted by Section
         8.4 (other than subclause (ii) of clause (b) thereof).

         8.6 LIMITATION ON RESTRICTED PAYMENTS. Declare or pay any distribution in respect of, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of or interests in any class of Capital Security of the Borrower or any Subsidiary, whether now or hereafter outstanding, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively,"RESTRICTED PAYMENTS"), except that any Subsidiary may make Restricted Payments to the Borrower or to such Subsidiary's parent company (so long as, such Subsidiary's parent company is a Wholly Owned Subsidiary).

         8.7 LIMITATION ON ISSUANCES OF CAPITAL SECURITIES. Issue any Capital Securities, except that (i) so long as no Default exists at the time of such issuance or (ii) would exist after giving effect to such issuance or (iii) if such issuance is of a type of Capital Security described in clause (b) of the definition of "Capital Security" which is convertible, exchangeable or exercisable prior to ten years after the Effective Date and, on a fully diluted basis, assuming such Capital Securities were so converted, exchanged or exercised on the date of issuance thereof, a Default would not occur pursuant to
Section 9(J), then (A) subject to Section 8.15(C), any Subsidiary may issue Capital Securities to the Borrower or any Wholly Owned Subsidiary; (B) the Borrower may issue other Borrower Capital Securities, PROVIDED, that the Net Cash Proceeds from such issuance are applied in accordance with Section 4.2(D)(I), if applicable, and PROVIDED FURTHER that such other Borrower Capital Securities (l) are not mandatorily redeemable, payable or required to be repurchased or otherwise retired or extinguished prior to the tenth anniversary of the Effective Date, (2) are not convertible into any Indebtedness or other liability of the Borrower or any Subsidiary or (3) do not require the payment of cash dividends or other cash distributions prior to the Termination Date.

         8.8 LIMITATION ON ACQUISITIONS, INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase or enter into any agreement or option to purchase any stock, bonds, notes, debentures or other securities of or any assets of, or of a business unit of, or make any other investment in, any Person (collectively, "INVESTMENTS"), except:

                  (a) accounts receivable that arise in the ordinary course of business and adjustments to account debtors with respect thereto in the ordinary course of business;

                  (b) Investments in cash and Cash Equivalents;

                  (c) (i) Investments of the Borrower and the Subsidiaries in the Borrower and other Subsidiaries existing on the Effective Date and listed in the Perfection Certificate and (ii) subject to Sections 8.15(B) AND 8.15(C), Investments after the Effective Date by the Borrower or any Subsidiary in the Borrower or: (A) any Wholly Owned Subsidiary; or (B) any Subsidiary that is not a Restricted Subsidiary, provided that such Investments shall not exceed $3,500,000 in the aggregate.

                  (d) loans and advances to employees of the Borrower or any Subsidiary for travel, entertainment and relocation expenses in the ordinary course of business, in an aggregate principal amount for the Borrower and the Subsidiaries for all loans and advances described in this clause (d) not to exceed $500,000 at any time outstanding;

                  (e) Subject Acquisitions; PROVIDED, that (i) no such acquisition may be made if a Default has occurred and is continuing or would occur after giving effect thereto, (ii) the consideration for any Subject Acquisition does not exceed the Fair Market Value of the property and assets which are the subject thereof and (iii) the Borrower has delivered to the Administrative Agent the information required under or has otherwise complied with the provisions of Sections 6.2(B), (C), (D), (E), (F), (G), (H), (I) AND (J), whether or not the Borrower is requesting a Loan in connection with such Subject Acquisition;

                  (f) the MFSNT Acquisition;

                  (g) Investments received in connection with the bankruptcy or reorganization of any customer or supplier of the Borrower or any Subsidiary or in connection with the settlement of delinquent obligations;

                  (h) Investments consisting of promissory notes or Capital Securities issued to the Borrower or any Wholly Owned Subsidiary in connection with any Disposition made pursuant to, and to the extent permitted by, Section 8.5(C);

                  (i) Investments consisting of Interest Rate Hedge Agreements permitted by Section 8.2; and

                  (j) other Investments (not prohibited under Section 8.6 OR 8.9 or otherwise prohibited under any other covenant hereunder) in an aggregate amount at any time outstanding not to exceed $500,000.

         8.9 LIMITATION ON OPTIONAL PAYMENTS OF INDEBTEDNESS. Make any payment on account of, make any offer to purchase or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Indebtedness of the Borrower or any Subsidiary other than (a) the Obligations, (b) in connection with a Disposition, Indebtedness required by its terms to be paid in connection with such Disposition that is secured by a Permitted Lien on any asset which is the subject of such Disposition, (c) with the proceeds of the issuance or sale of Borrower Capital Securities of the type described in clause (a) of the definition thereof, so long as the requirements of Sections 4.2(D)(I) AND 8.7 are also satisfied, and
(d) subject to Section 8.6, scheduled payments of principal, interest, fees and other charges to the holders of such Indebtedness when due in accordance with its terms.

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         8.10 LIMITATION ON MODIFICATIONS OF CERTAIN AGREEMENTS. (a) Amend,
modify or change, or consent or agree to any amendment, modification or change to, any of the terms of (i) the Bridge Financing, (ii) any Intercompany Notes,
(iii) any other Indebtedness of the Borrower or any Subsidiary having a principal balance (or a Guarantee Obligation with respect to Indebtedness having a principal balance) of more than $500,000, or (iv) any indenture or other agreement evidencing, creating or governing any of the foregoing Indebtedness, in each case (except for clause (ii)) other than any such amendment, modification or change which (x) would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon or (y) is immaterial and not adverse to the interests of the Lenders, so long as, in each case, no consent fee is payable in connection therewith.

         (b) Amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of the Charter Documents of the Borrower or any Subsidiary, in each case other than any such amendment, modification or change which is immaterial and not adverse to the interests of the Lenders.

         8.11 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) or series of related transactions with any Affiliate of the Borrower or any Subsidiary unless (i) such transaction is otherwise expressly permitted under this Agreement and (ii)
(A) such transaction is in the ordinary course of the Borrower's or such Subsidiary's business, (B) such transaction is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable transaction on an arm's length basis with a Person which is not an Affiliate and (C) with respect to any transaction or series of related transactions between the Borrower or any Subsidiary and any Affiliate of the Borrower or any Subsidiary (other than a transaction involving no Person other than the Borrower or any Wholly Owned Subsidiary) involving aggregate payments in excess of $1,000,000, such transaction shall be approved in good faith by a majority of the Board of Directors of the Borrower or the applicable Subsidiary and evidenced by a Board Resolution from the Borrower or the applicable Subsidiary, a copy of which shall have been previously delivered to the Administrative Agent.

         8.12 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, unless the obligations attributable thereto are treated as purchase money Indebtedness or Capital Lease obligations, as applicable, and, as so treated, are permitted by Section 8.2(C).

         8.13 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Borrower to end on a day other than October 31.

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         8.14 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into or suffer to exist any Contractual Obligation which in any way restricts the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) any agreement governing Indebtedness incurred pursuant to Section 8.2(C) (in which case, any restriction shall only be effective against the assets financed thereby) and (c) any agreement governing Indebtedness outstanding on the Effective Date and listed on Schedule 8.14.

         8.15 CERTAIN INTERCOMPANY MATTERS. (a) In the case of the Borrower and the Subsidiaries, (i) fail to satisfy customary formalities with respect to organizational separateness, including, without limitation, the maintenance of separate books and records; (ii) fail to act solely in its own name and through its authorized officers and agents; (iii) in the case of any Subsidiary, make or agree to make any payment to a creditor of the Borrower; (iv) commingle any money or other assets of the Borrower with any money or other assets of the Borrower or any Subsidiary; or (v) take any action, or conduct its affairs in a manner, which could reasonably be expected to result in the separate organizational existence of the Borrower and the Subsidiaries being ignored under any circumstance.

         (b) In the case of the Borrower, (i) make any Investment in any Subsidiary other than in the form of a loan evidenced by an Intercompany Note pledged to the Administrative Agent pursuant to the Borrower's Pledge Agreement, except for the capitalization of new Subsidiaries in an amount not to exceed $10,000, in each case, (ii) permit any Person that is a Subsidiary to make any Investment in any direct or indirect Subsidiary of such Person other than in the form of a loan evidenced by an Intercompany Note pledged to the Administrative Agent pursuant to such Person's Pledge Agreement except for the capitalization of new Wholly Owned Subsidiaries of such Person in an amount not to exceed $10,000 in each case, and (iii) cause any Subsidiary to maintain bank accounts which are not separate and distinct from such accounts of the Borrower.

         (c) In the case of the Borrower, (i) create, acquire or suffer to exist any Subsidiary which is not a Wholly Owned Subsidiary, except Subsidiaries that are Controlled Foreign Corporations (as such term is used in the definition of "Restricted Subsidiaries" herein) or in connection with a Subject Acquisition, or (ii) permit any Wholly Owned Subsidiary to cease to be a Wholly Owned Subsidiary (other than in connection with (x) a transaction permitted by Section
8.4 or (y) a Disposition of all of the Capital Security of such Wholly Owned Subsidiary.

         8.16 LIMITATION ON RESTRICTIONS ON SUBSIDIARV DISTRIBUTIONS. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions in respect of any Capital Security of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any other Subsidiary or
(c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents or

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any other agreements in effect on the date of this Agreement, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the properties or assets of such Subsidiary or all of the Capital Securities of such Subsidiary owned by the Borrower, directly or indirectly through a Subsidiary, or (iii) any restrictions existing under any agreement that amends, refinances or replaces any agreement containing the restrictions referred to in clause (i) or (ii) above, PROVIDED, that the terms and conditions of any such agreement are no less favorable to the Lenders than those under the agreement so amended, refinanced or replaced.

         8.17 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for (a) those businesses in which the Borrower and its Subsidiaries are engaged on the Effective Date and (b) businesses which are reasonably similar or related thereto or reasonable extensions thereof (each, a "PERMITTED LINE OF BUSINESS").

                          SECTION 9. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms of this Agreement; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, on or prior to the date which is three Business Days after any such interest or other amount becomes due and payable in accordance with the terms of this Agreement; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any Information furnished at any time under or in connection with this Agreement or any such other Loan Document shall be false or misleading in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 7.6 or
         Section 8 or in Section 6(e) of the Security Agreements; or

                  (d) The Borrower or any other Loan Party shall fail to observe or perform any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 9), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) a Responsible Officer has knowledge thereof or (ii) notice thereof to the Borrower by the Administrative Agent; or

                  (e) (i) The Borrower or any Subsidiary shall default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) beyond the period of grace or cure, if any, provided in the instrument

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         or agreement under which such Indebtedness was created; or (ii) the
         Borrower or any Subsidiary shall default in making any payment of any interest on any such Indebtedness beyond the period of grace or cure, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii)(A) the Borrower or any Subsidiary shall default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity (or, in the case of any such Indebtedness constituting a Guarantee Obligation, to become payable prior to the stated maturity of the primary obligation covered by such Guarantee Obligation) or (B) any event occurs which gives rise to the right of the holder of any such Indebtedness to require the Borrower or any Subsidiary to purchase or offer to purchase any such Indebtedness; PROVIDED that a default, event or condition described in clause (i), (ii) or (iii) ofthis paragraph
         (e) shall not constitute an Event of Default under this Agreement unless, at the time of such default, event or condition one or more defaults, events or conditions of the type described in clauses (i),
         (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $1,000,000; or

                  (f) (i) The Borrower or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) the Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

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                  (g) (i) Any Person shall engage in any "prohibited
         transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal on or prior to the first to occur of
         (i) the last day upon which such judgment or decree becomes final and nonappealable and (ii) the day which is 30 days after the entry thereof; or

                  (i) (i) Any provision of the Loan Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) A Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section 9 with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued and unpaid interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented draw requests thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower,

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declare the Loans hereunder (with accrued and unpaid interest thereon) and all other Obligations owing under this Agreement and the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented draw requests thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all outstanding Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent (and maintained under its sole dominion and control) an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied, all Loans shall have been paid in full and no other Obligations shall be due and payable, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

         Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                      SECTION 10. THE ADMINISTRATIVE AGENT

         10.1 APPOINTMENT. (a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.

         (b) Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         10.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

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         10.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any
of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

         10.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         10.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Majority Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such

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


action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.

         10.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property or assets, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT IN ITS CAPACITY AS SUCH (TO THE EXTENT NOT REIMBURSED BY THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), RATABLY ACCORDING TO THEIR RESPECTIVE REVOLVING CREDIT FACILITY PERCENTAGES IN EFFECT ON THE DATE ON WHICH INDEMNIFICATION IS SOUGHT (OR, IF INDEMNIFICATION IS SOUGHT AFTER THE DATE UPON WHICH THE LOANS SHALL HAVE BEEN PAID IN FULL, RATABLY IN ACCORDANCE WITH THEIR REVOLVING CREDIT FACILITY PERCENTAGES IMMEDIATELY PRIOR TO SUCH DATE), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING, WITHOUT LIMITATION, AT ANY TIME FOLLOWING THE PAYMENT OF THE LOANS) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF, THE COMMITMENTS, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN OR THE

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TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY ACTION TAKEN OR OMITTED BY
THE ADMINISTRATIVE AGENT UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING; PROVIDED, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGEMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE AGREEMENTS IN THIS SECTION
10.7 SHALL SURVIVE THE PAYMENT FO THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER.

         10.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, and Subsidiary or any of their respective Affiliates as though the Administrative Agent were not serving in such capacity hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, as the case may be, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         10.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders, and, if no Default has occurred and is continuing, with the approval of the Borrower (which shall not be unreasonably withheld), shall appoint from among the Lenders a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent will be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the other parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                           SECTION 11. MISCELLANEOUS

         11.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Majority Lenders and each relevant Loan Party may, or, with the written consent of the Majority Lenders, the Administrative Agent and each relevant Loan Party may, for time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders

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or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of final maturity of any Loan or reduce the stated rate of any interest or fee payable hereunder or increase the amount or extend the expiration date of any Commitment of any Lender, or make any change in the method of application of any payment of the Loans or the fees specified in Section 4.8(a) or amend Section 11.7(a) without the consent of all Lenders, (ii) reduce the amount of any installment payment on any Loan or extend the scheduled date of any payment (other than the final maturity date) or mandatory prepayment of any Loan or waive or extend the date of any mandatory prepayment of any Loan pursuant to Section 4.2(c), (d) or (e) or waive any Commitment reduction, pursuant to Section 4.2(b) (c), (d) or (e) or make any change in the method of application of any payment of the Loans specified in
Section 4.2(e) without the consent of all Lenders, (iii) amend, modify or waive any provision of this Section 11.1 or reduce any percentage specified in the definition of Majority Lenders or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents or release any Subsidiary from its obligations under the Guaranty Agreement or release all or substantially all of the collateral security for the Obligations, in each case without the written consent of all Lenders, (iv) amend, modify or waive any condition precedent to any extension of credit set forth in Section 6.2 without the written consent of the Majority Lenders or (v) amend, modify or waive any provision of Section 10 without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Loan Parties and the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

         11.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three Business Days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower, the Administrative Agent and the Issuing Lender, and as set forth in Annex 1 (or, with respect to any Lender that is an Assignee, in the applicable Assignment and Acceptance) in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

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


           Borrower:         Able Telcom Holding Corp.
                             1601 Forum Place, Suite 1110
                             West Palm Beach, Florida 33401
                             Attention: Mark A. Shain, Chief Financial Officer
                             Telephone: 561-681-0400
                             Fax: 561-688-0455

           with a copy to:

                             Gunster, Yoakley, Vales-Fauli & Stewart, P.C. Phillips Point, Suite 500 East
                             777 South Flagler Drive
                             West Palm Beach, Florida 33401-6194
                             Attention: Steven J. Serling

           Administrative
           Agent:            NationsBank, N.A.
                             901 Main Street
                             Dallas, Texas 75202-3714
                             Attention: Roselyn Reid
                             Telephone: 214-508-0988
                             Fax: 214-508-9390

           Issuing Lender:   NationsBank, N.A.
                             901 Main Street
                             Dallas, Texas 75202-3714
                             Attention: Roselyn Reid
                             Telephone: 214-508-0988
                             Fax: 214-508-9390


PROVIDED, any notice, request or demand to or upon the Administrative Agent, the Issuing Lender or the Lenders pursuant to Section 2 OR 4 shall not be effective until received.

         11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by any Requirement of Law.

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


         11.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any certificate or other written statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         11.5 PAYMENT OF EXPENSES AND TAXES. THE BORROWER AGREES (A) TO PAY OR REIMBURSE THE ADMINISTRATIVE AGENT FOR ALL ITS REASONABLE OUT-OF-POCKET COSTS AND EXPENSES INCURRED IN CONNECTION WITH THE PREPARATION, NEGOTIATION, EXECUTION AND DELIVERY AND SYNDICATION OF, THIS AGREEMENT, TOGETHER WITH ANY AMENDMENT, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS AND ANY OTHER DOCUMENTS PREPARED IN CONNECTION HEREWITH OR THEREWITH, AND THE CONSUMMATION AND ADMINISTRATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF BAKER & BOTTS, L.L.P., COUNSEL TO THE ADMINISTRATIVE AGENT, OR SUCH OTHER COUNSEL AS SUCH PERSONS MAY SELECT, AND ANY LOCAL COUNSEL RETAINED BY SUCH COUNSEL OR SUCH PERSONS IN CONNECTION WITH ANY OF THE FOREGOING, (B) TO PAY OR REIMBURSE EACH LENDER AND THE ADMINISTRATIVE AGENT FOR ALL THEIR RESPECTIVE COSTS AND EXPENSES INCURRED IN CONNECTION WITH THE ENFORCEMENT OR PRESERVATION OF ANY RIGHTS UNDER THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY SUCH OTHER DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF ANY COUNSEL TO ANY OF THE ADMINISTRATIVE AGENT AND THE LENDERS, (C) WITHOUT DUPLICATION OF AMOUNTS PAID PURSUANT TO SECTIONS 4.9 AND 4.10, TO PAY, INDEMNIFY, AND HOLD EACH LENDER AND THE ADMINISTRATIVE AGENT HARMLESS FROM, ANY AND ALL RECORDING AND FILING FEES AND ANY AND ALL LIABILITIES WITH RESPECT TO, OR RESULTING FROM ANY DELAY IN PAYING, STAMP, EXCISE AND OTHER TAXES, IF ANY, WHICH MAY BE PAYABLE OR DETERMINED TO BE PAYABLE IN CONNECTION WITH THE EXECUTION AND DELIVERY OF, OR CONSUMMATION OR ADMINISTRATION OF ANY OF THE TRANSACTIONS CONTEMPLATED BY, OR ANY AMENDMENT, SUPPLEMENT OR MODIFICATION OF, OR ANY WAIVER OR CONSENT UNDER OR IN RESPECT OF, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY SUCH OTHER DOCUMENTS, AND (D) WITHOUT DUPLICATION OF AMOUNTS PAID PURSUANT TO SECTIONS 4.9 AND 4.10, TO PAY, INDEMNIFY, AND HOLD EACH LENDER AND THE ADMINISTRATIVE AGENT AND THEIR RESPECTIVE OFFICERS, DIRECTORS, TRUSTEES, EMPLOYEES, AFFILIATES, ADVISORS, AGENTS AND CONTROLLING PERSONS (EACH, AN "INDEMNIFIED PERSON"), HARMLESS FROM AND AGAINST ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR

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


NATURE WHATSOEVER WITH RESPECT TO THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE AND ADMINISTRATION OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY SUCH OTHER DOCUMENTS, ANY SUBJECT ACQUISITION OR THE USE OF THE PROCEEDS OF THE LOANS IN CONNECTION WITH THE MFSNT ACQUISITION, ANY SUBJECT ACQUISITION OR OTHERWISE (ALL THE FOREGOING IN THIS CLAUSE (D), COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), PROVIDED, THAT THE BORROWER SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON. THE AGREEMENTS IN THIS SECTION 11.5 SHALL SURVIVE REPAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER.

         11.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final scheduled maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED, that in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.7(B) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 4.9, 4.10 AND 4.11 with respect to its participation in the

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


Commitments and the Loans outstanding from time to time, and shall be subject to the requirements of Section 4.12, as if it were a Lender; PROVIDED, that in the case of Section 4.10, such Participant shall have complied with the requirements of said Section; PROVIDED FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Person (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance executed by such Assignee and such assigning Lender and delivered to the Administrative Agent for its acceptance and recording in the Register (with a copy to the Borrower); PROVIDED, (i) except in the case of an assignment of all of a Lender's interests under this Agreement and the Notes, no such assignment (other than to any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 and (ii) each such assignment shall be subject to the prior written consent of the Borrower and the Administrative Agent (which consent in each case shall not be unreasonably withheld or delayed), except that no consent of the Borrower shall be required in the case of an assignment to any other Lender or any affiliate thereof or an assignment consummated while an Event of Default shall have occurred and be continuing. Such assignment need not be ratable as among any Revolving Credit Commitments and/or Revolving Credit Loans of the assigning Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

         (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and/or any nominees thereof and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

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


         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee, together with payment to the Administrative Agent of a registration and processing fee of $1,500 if such Assignee is a Lender or an affiliate of a Lender, and, in all other cases, $3,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

         (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement, subject to Section 11.14(E).

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable Requirements of Law.

         11.7 APPLICATION OF PROCEEDS AFTER DEFAULT; ADJUSTMENTS; SET-OFF. (a) Notwithstanding Section 4.8, from and after the Trigger Date (so long as any Event of Default is continuing), all payments in respect of the Obligations and all proceeds of any collateral security for or guaranty of the Obligations received by the Administrative Agent shall be applied by the Administrative Agent to the Obligations, as follows: (i) first, to pay interest on and the principal of any Loan which the Administrative Agent has advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by any Lender or the Borrower; (ii) second, to the reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the retaking, holding, preparing for sale or lease, selling or leasing or other disposition of any collateral security for the Obligations, including, without limitation, all court costs and the reasonable fees and expenses of its agents and legal counsel; (iii) third, to the payment in full of the Obligations or in the event that such proceeds are insufficient to pay in full the Obligations, equally and ratably in accordance with each Lender's respective amounts owing to it under or pursuant to this Agreement or under or pursuant to any Interest Rate Hedge Agreement (as to each Lender, applied first to fees and expense reimbursements then due to such Lender, then to interest due to such Lender, then to pay or prepay principal of the Loans owing to, or to reduce the "credit exposure" of, such Lender under such Interest Rate Hedge Agreement, as the case may be); (iv) fourth, without duplication of any amounts paid pursuant to clause (iii) above, to the Indemnified Persons to the extent of any amounts owing pursuant to
Section 11.5; (v) fifth, to any Persons entitled to such amounts pursuant to
Section 9-504(a)(c) of the Uniform Commercial Code; and (vi) sixth, to the Borrower, or its successors and assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining. For purposes of this Agreement, the "credit exposure" at any time of any Lender under

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


an Interest Rate Hedge Agreement to which such Lender is a party shall be determined at such time in accordance with the customary methods of calculating credit exposure under similar arrangements by the counterparty to such arrangements, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Interest Rate Hedge Agreement. The Borrower shall remain liable to the Administrative Agent the Lenders for any deficiency. If the Administrative Agent has funds available to apply to a portion of, but not all of, one of the amounts described in clauses (i) through (iv) above, then the Administrative Agent shall apply such funds to the applicable parties in proportion to the amounts to which such parties would have been entitled if the entire amount described in any such clause had been available.

         (b) Except to the extent that this Agreement specifies provisions for scheduled payments and optional and mandatory payments to be allocated to Revolving Credit Loans, if any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(F), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (c) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligation becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount, to the extent permitted by applicable law, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, whether or not the Administrative Agent or any Lender has made any demand for payment. Each Lender agrees promptly to notify the Borrower, as applicable, and the Administrative Agent after any such set-off and application made by such Lender, provided that, to the extent permitted by applicable law, the failure to give such notice shall not affect the validity of such set-off and application.

         11.8 COUNTERPARTS; WHEN EFFECTIVE. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the

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


same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Agreement shall become effective when the Administrative Agent has received counterparts hereof executed by the Borrower, the Administrative Agent and each Lender (such date herein referred to as the "EFFECTIVE DATE").

         11.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

         11.12 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Texas, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) designates and appoints as agent to receive for and on behalf of Borrower service of process the Person identified with the Borrower's state of incorporation as its registered agent for service of process. In the event that such Person resigns or ceases to serve as the Borrower's agent for service of process hereunder, the Borrower agrees forthwith (i) to designate another agent for service of process and (ii) to give prompt written notice to the Administrative Agent of the name and address of such agent. In addition, the

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


         Borrower agrees that service of process in any such action or proceeding may also be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.12 any special, exemplary, punitive or consequential damages.

         11.l3 ACKNOWLEDGMENTS. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

         11.14 CONFIDENTIALITY. Each of the Lenders agrees that it will use reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, counsel or other professional advisors, affiliates, or other Lenders, if the disclosing Person reasonably determines that it is appropriate that such other Person have access to such information) any information with respect to the Borrower or any Subsidiary which is furnished pursuant to or in connection with this Agreement or any other Loan Document; PROVIDED, that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to the NAIC or any Governmental Authority having or claiming to have jurisdiction over such Lender (including the Board and the Federal Deposit Insurance Corporation or any similar organization (whether in the United States or elsewhere) and their respective successors), (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any Requirement of Law applicable to it, or (e) to any prospective Transferee which is not at the time a Lender, if such prospective Transferee has agreed in writing to be bound by the provisions of this Section 11.14 to the same extent as the disclosing Person.

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


         11.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY KNOWINGLY AND INTENTIONALLY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         11.16 MAXIMUM INTEREST RATE. Regardless of any provision contained in any of the Loan Documents, no Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligations, or any part thereof, any amount in excess of the Highest Lawful Rate, and, in the event any Lender ever contracts for, charges, takes, reserves, receives, or applies as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to the Borrower.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW.]

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  ABLE TELCOM HOLDING CORP.


                                  By: /S/ FRAZIER L. GAINES
                                      -------------------------------------
                                      Frazier L. Gaines
                                      President

                                  THE ADMINISTRATIVE AGENT
                                  AND THE LENDERS:

                                  NATIONSBANK, N.A.,
                                  as Administrative Agent, the Issuing Lender and as a Lender

                                  By: /S/ ROSELYN REID
                                      ------------------------------------
                                       Roselyn Reid
                                       Vice President